Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Amendment No. 3 to Credit Agreement dated as of December 22, 2023 (this “Amendment”) among ROYALTY PHARMA PLC, an English public limited company incorporated under the laws of England and Wales (“Holdings”), ROYALTY PHARMA HOLDINGS LTD., a private limited company incorporated under the laws of England and Wales (the “Borrower”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Amendment No. 3 Revolving Lenders (as defined herein) party hereto, the CORRA Consenting Lender and the Consenting Lenders (as defined herein) party hereto and the Issuing Banks party hereto.

WHEREAS, Holdings, the Borrower, the lenders and issuing banks from time to time party thereto, the Administrative Agent and the other parties from time to time party thereto are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of September 15, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of October 31, 2022, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of May 16, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, (i) RPI Intermediate Finance Trust, a Delaware statutory trust, intends to acquire legal title to the 20% interest in RPCT held by RP Select Finance Trust, a Delaware statutory trust, solely using funds provided by Holdings or a Subsidiary thereof which itself is not a Subsidiary of RP Investments (collectively, “New RP”), (ii) after giving effect to the foregoing, New RP will have the economic benefit of 20% of the equity interests of RPCT, and Royalty Proceeds thereto will be swept from RPCT to New RP and (iii) in connection with the foregoing, the Borrower will be entering into transactions in order to implement an updated corporate structure with respect to Persons in which the Borrower holds a direct or indirect beneficial or other ownership interest (collectively, the “Transactions”);

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrower has requested, and certain Issuing Banks and Lenders (which constitute certain of the existing Revolving Lenders and all of the Issuing Banks under the Credit Agreement immediately prior to giving effect to this Amendment and such Revolving Lenders constitute the Required Lenders, collectively, the “Consenting Lenders”) have agreed, to enter into certain amendments, including a Revolving Extension Amendment in order to extend the Revolving Credit Maturity Date of such Consenting Lenders’ Revolving Commitments to December 22, 2028 (such extended Revolving Loans, the “2028 Revolving Loans”);

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the Borrower has requested, and the Consenting Lenders and Lender identified on the signature pages hereto as a “CORRA Consenting Lender” (the “CORRA Consenting Lender”) (which together constitute all of the existing Revolving Lenders and Issuing Banks under the Credit Agreement immediately prior to giving effect to this Amendment) have agreed to amend the Credit Agreement to change the benchmark rate for Revolving Loans denominated in Canadian Dollars from CDOR to CORRA and make related changes to implement such benchmark change (such amendments, the “CORRA Amendments”);

WHEREAS, pursuant to Section 2.19 of the Credit Agreement, the Borrower wishes to increase the aggregate amount of Revolving Commitments, and each entity listed on its signature page hereto as (x) an “Amendment No. 3 Augmenting Lender” (the “Amendment No. 3 Augmenting Lenders”) or (y) an “Amendment No. 3 Increasing Lender” (each, an “Amendment No. 3 Increasing Lender” and, together with any Amendment No. 3 Augmenting Lenders, the “Amendment No. 3 Revolving Lenders”) has agreed, severally and not jointly, to provide such Increased Commitments (the “Amendment No. 3 Revolving Commitments”) in an aggregate committed amount across all Amendment No. 3 Revolving

Lenders of $300,000,000 with the terms set forth in this Amendment and the Credit Agreement (the “Amendment No. 3 Revolving Facility”, the Commitments thereunder, the “Amendment No. 3 Revolving Commitments” and the Loans thereunder, the “Amendment No. 3 Revolving Loans”) (it being understood that Loans made with respect to such Amendment No. 3 Revolving Commitments will, taken together with the 2028 Revolving Loans made under the Credit Agreement on and after the Amendment No. 3 Effective Date (as defined below), comprise a single Class of Revolving Loans under the Credit Agreement, having identical terms as set forth therein to the 2028 Revolving Loans);

WHEREAS, pursuant to Sections 2.19 of the Credit Agreement, the Credit Agreement may be amended to give effect to any Increased Commitments through an Additional Credit Extension Amendment executed by the Borrower, the Administrative Agent, each Lender providing an Increased Commitment and each Issuing Bank;

WHEREAS, pursuant to Sections 2.19, 2.21 and 9.02 of the Credit Agreement, the Borrower has requested, and the Consenting Lenders and the Amendment No. 3 Revolving Lenders (as applicable) have agreed, that the Credit Agreement be amended, among other things, to (i) permit modifications to the corporate structure, account structure, the direction of payment instructions with respect to Royalty Proceeds and the relevant standing instructions, in each in connection with the Transactions and as set forth in greater detail in the Amended Credit Agreement, (ii) with respect to the Revolving Commitments of the Consenting Lenders only, extend the Revolving Credit Maturity Date, (iii) effectuate the Amendment No. 3 Revolving Commitments and (iv) make certain other amendments related to the foregoing (the amendments referred to in the foregoing clauses (i) and (iv), the “Required Lender Amendments”) and the amendments referred to in the foregoing clauses (ii) and (iii), the “Other Amendments”);

WHEREAS, the Consenting Lenders constituting the Required Lenders have waived the requirement in Section 2.21(a) for the Borrower to deliver a Revolving Extension Request; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01 Definitions. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement after giving effect to this Amendment (the “Amended Credit Agreement”) have the same meanings when used in this Amendment.

Article II

INCREASED COMMITMENTS

Section 2.01 Increased Commitments. Subject to the terms and conditions of this Amendment and the Credit Agreement, including the effectiveness of the amendments set forth in Article III hereof, each Amendment No. 3 Revolving Lender hereby commits, severally and not jointly, to provide Amendment No. 3 Revolving Loans to the Borrower from time to time during the Availability Period in the amounts set forth opposite such Amendment No. 3 Revolving Lender’s name on Schedule B hereto.

Section 2.02 Terms of Amendment No. 3 Revolving Commitments. Notwithstanding any provision to the contrary herein or in the Credit Agreement, except as set forth in this Article II and as amended in Article III hereof, (a) the terms of the Amendment No. 3 Revolving Facility shall be the same as the terms of the Revolving Loans outstanding immediately prior to the Amendment No. 3 Effective Date, (b) the Amendment No. 3 Revolving Loans will constitute a Commitment, a 2028 Revolving Commitment and an Increased Commitment, (c) the Amendment No. 3 Revolving Loans will constitute Loans and Revolving Loans, (d) each of the Amendment No. 3 Revolving Lenders will be a Lender and a 2028 Revolving Credit Lender and (e) the Amendment No. 3 Revolving Loans and the 2028 Revolving Loans shall collectively constitute one tranche and one Class of Revolving Loans under the Amended Credit Agreement.

Section 2.03 New Lenders. The parties hereto hereby acknowledge and agree that each undersigned financial institution identified as an Amendment No. 3 Augmenting Lender that is not a party to the Credit Agreement prior to the Amendment No. 3 Effective Date (each, a “New Lender”) agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the Amendment No. 3 Effective Date, become a Lender for all purposes of the Amended Credit Agreement, with a Commitment as set forth on Schedule 2.01 to the Amended Credit Agreement.

Article III

AMENDMENTS TO CREDIT AGREEMENT

Section 3.01 Amendments to Credit Agreement. Effective as of the Required Lender Effective Time, the CORRA Effective Time or the Amendment No. 3 Effective Date (each as defined below), as the case may be, the Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto, (ii) add a Schedule 1.01 to the Credit Agreement in the form attached as Schedule A hereto and (iii) replace Schedule 2.01 to the Credit Agreement in its entirety with Schedule B hereto. For the avoidance of doubt, the CORRA Consenting Lender shall not be deemed to have consented to any amendments or other modifications set forth herein other than the CORRA Amendments.

Article IV

CONDITIONS TO EFFECTIVENESS

Section 4.01 Conditions to Effectiveness of the Required Lender Amendments. The Required Lender Amendments shall become effective on the date (the “Required Lender Effective Time”) on which the following conditions precedent are satisfied (or waived):

(a) Execution and Delivery of this Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by or on behalf of the Borrower, Holdings, the Consenting Lenders and the Administrative Agent.

(b) Other Conditions. The conditions set forth in Section 4.04 shall have been satisfied or waived.

Section 4.02 Conditions to Effectiveness of the CORRA Amendments. The CORRA Amendments shall become effective on the date (the “CORRA Effective Time”) on which the following conditions precedent are satisfied (or waived):

(a) Execution and Delivery of this Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by or on behalf of the Borrower, Holdings, the Consenting Lenders, the CORRA Consenting Lender and the Administrative Agent.

(b) Other Conditions. The conditions set forth in Section 4.04 shall have been satisfied or waived.

Section 4.03 Conditions to Effectiveness of the Other Amendments. The Other Amendments shall become effective on the date (the “Amendment No. 3 Effective Date”) on which the following conditions precedent are satisfied (or waived):

(a) Execution and Delivery of this Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by or on behalf of the Borrower, Holdings, the Consenting Lenders, the Amendment No. 3 Revolving Lenders and the Administrative Agent.

(b) Fees. The Borrower shall have paid all costs, fees and expenses due to the Administrative Agent and its affiliates and the Lenders in connection with this Amendment on the Amendment No. 3 Effective Date.

(c) Counsel Fees. Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) shall have received full payment from the Borrower of the fees and expenses of Fried Frank described in Section 6.09 of this Amendment, to the extent invoiced to the Borrower at least three Business Days prior to the Amendment No. 3 Effective Date (or such shorter period as agreed to by the Borrower).

(d) Legal Opinions. The Administrative Agent shall have received the executed legal opinion letters of counsel to the Borrower and Holdings, each in a form reasonably satisfactory to the Administrative Agent.

(e) Notes. If requested by the Administrative Agent or any Amendment No. 3 Revolving Lender, each such Amendment No. 3 Revolving Lender or the Administrative Agent, as applicable, shall have received a Note executed by the Borrower in favor of the Administrative Agent or such Amendment No. 3 Revolving Lender, as applicable.

(f) Director’s Certificates. The Administrative Agent shall have received a certificate of a director of Holdings and the Borrower, in each case dated the Amendment No. 3 Effective Date, certifying and/or attaching (A) the certificate of incorporation and, with respect to Holdings, the certificate of incorporation on re-registration as a public company, (B) the Articles of Association of Holdings and the Borrower and that such Articles of Association have not been amended, supplemented or otherwise modified since the Amendment No. 3 Effective Date and are in full force and effect, (C) the resolutions of Holdings’ and the Borrower’s Board of Directors approving and authorizing this Amendment and the execution, delivery and performance of the other Amendment Documents (as defined below) executed by such Person and (D) the names and true signatures of the incumbent officers of Holdings or the Borrower authorized to sign the Amendment and the other Amendment Documents, each in a form reasonably satisfactory to the Administrative Agent and each of the Consenting Lenders.

(g) KYC. The Administrative Agent shall have received at least three Business Days prior to the Amendment No. 3 Effective Date all documentation and other information regarding the Borrower and Holdings required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, in each case to the extent reasonably requested to the Borrower in writing at least five Business Days prior to the Amendment No. 3 Effective Date.

(h) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated as of the Amendment No. 3 Effective Date certifying as to the matters set forth in Section 4.04(a) and (b).

(c) Other Conditions. The conditions set forth in Section 4.04 shall have been satisfied or waived.

Section 4.04 Other Conditions to Effectiveness of this Amendment.

(a) Representations and Warranties. A Responsible Officer of the Borrower shall have provided a certificate to the Administrative Agent certifying that the representations and warranties of the Borrower and each other Loan Party contained in Section 5.01 of this Amendment and any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 3 Effective Date (other than any such representation and warranty that includes a materiality or Material Adverse Effect qualifier, which shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (other than any such representation and warranty that includes a materiality or Material Adverse Effect qualifier, which shall be true and correct in all respects).

(b) No Default. No Default or Event of Default has occurred and is continuing, or would result from the consummation of the transactions contemplated by this Amendment or the other Loan Documents as of the Amendment No. 3 Effective Date.

Section 4.05 Effects of this Amendment.

(a) At the Required Lender Effective Time and the CORRA Effective Time and on the Amendment No. 3 Effective Date, the Credit Agreement will be automatically amended to reflect the amendments thereto provided for in this Amendment. The rights and obligations of the parties hereto and the other Lenders shall be governed (i) prior to the Required Lender Effective Time, the CORRA Effective Time, and the Amendment No. 3 Effective Date, by the Credit Agreement and (ii) on and after the Required Lender Effective Time, the CORRA Effective Time and the Amendment No. 3 Effective Date, by the Amended Credit Agreement. Once the Amendment No. 3 Effective Date has occurred, all references to the Credit Agreement in any document, instrument, agreement, or writing shall be deemed to refer to the Amended Credit Agreement. On the Amendment No. 3 Effective Date, immediately after giving effect to the Amendment No. 3 Revolving Commitments, the Administrative Agent shall reallocate the outstanding Revolving Loans in accordance with Section 2.19 of the Credit Agreement.

(b) Other than as specifically provided herein and in the Amended Credit Agreement, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document, nor shall the entering into of this Amendment preclude the Administrative Agent and/or any Lender from refusing to enter into any further waivers or amendments with respect thereto. This Amendment is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Administrative Agent or any Lender except as expressly stated herein, and no Lender shall have any obligation to extend credit to the Borrower other than pursuant to the strict terms of the Credit Agreement and the other Loan Documents, as amended or supplemented to date (including by means of this Amendment).

Article V

REPRESENTATIONS AND WARRANTIES

Section 5.01 Representations and Warranties of the Borrower. In order to induce the Consenting Lenders, the CORRA Consenting Lender and Amendment No. 3 Revolving Lenders to agree to the amendments set forth herein, the Borrower represents and warrants, as of the date hereof and the Amendment No. 3 Effective Date, as set forth below:

(a) Power and Authority. Each Loan Party has the power and authority to execute and deliver this Amendment and any agreement or certificate required to be delivered hereunder (collectively, the “Amendment Documents”); the execution, delivery and performance by each Loan Party of the Amendment Documents to which it is a party have been duly authorized by such Loan Party by all necessary action; the execution, delivery and performance by each Loan Party of the Amendment Documents to which it is a party requires no action by or in respect of, or filing with any official or governmental body (except with respect to (x) actions duly taken and filings duly made that are, in each case, in full force and effect and (y) those actions and filings, the failure of which to take or make would not reasonably be expected to have a Material Adverse Effect), does not contravene or constitute a default under (i) such Loan Party’s organizational documents, (ii) any law applicable to it, (iii) any contractual restriction binding on or affecting its property or (iv) any order, writ, judgment, aware injunction, decree or other instrument binding on or affecting its property (except, with respect to any contravention or default referred to in clauses (ii), (iii) and (iv) above, to the extent that such contravention or default would not reasonably be expected to have a Material Adverse Effect); and such execution, delivery and performance will not result in the creation or imposition of any adverse claim upon or with respect to the material property of such Loan Party or any of its subsidiaries.

(b) Binding Obligation. Each of the Amendment Documents constitutes a legal, valid and binding obligation of each Loan Party which is a party thereto enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) No Proceedings. There are no proceedings or investigations, as to which there is a reasonable possibility of an adverse determination, pending or, to the Borrower’s knowledge, threatened, before any court, arbitral body, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over any Loan Party or its properties: (i) asserting the invalidity of any Amendment Document to which such Loan Party is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Amendment Documents to which it is a party, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by any Loan Party of its obligations under, or the validity or enforceability of, any Amendment Documents to which such Loan Party is a party.

(d) Approvals. No approval, authorization, consent, order or other action of, or filing with, any court, federal or state body, or administrative agency, or any third person is required by any Loan Party or its predecessors in interest in connection with the execution and delivery of any Amendment Documents except those that have been obtained.

Article VI

MISCELLANEOUS

Section 6.01 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

Section 6.02 Execution in Counterpart; Electronic Execution. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A counterpart hereof executed and delivered by facsimile or pdf or other similar electronic transmission shall be effective as an original. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 6.03 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.04 Governing Law; Jurisdiction, Etc.

(a) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 6.05 Waiver of Right to Trial by Jury. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.06 Entire Agreement. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 6.07 No Novation. The parties do not intend this Amendment nor the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owed by the Borrower under or in connection with the Loan Documents.

Section 6.08 Reaffirmation of Holdings’ Obligations. Holdings hereby affirms that under this Amendment and each other Loan Document to which it is a party or is otherwise bound will continue to guarantee to the fullest extent possible in accordance with this Amendment and the Loan Documents the payment and performance of all “Obligations” under this Amendment and the other Loan Documents to which it is a party (in each case as such term is defined under the applicable Loan Document). Each of the Borrower and Holdings acknowledges and agrees that any of the Loan Documents to which it is a party or is otherwise bound (together with any Existing Fronting Fee Letter) shall continue in full force and effect and that all of its obligations thereunder shall be valid, enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limited creditors’ rights generally or by equitable principles) and, ratified and confirmed in all respects and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Section 6.09 Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment and the other documents and instruments referred to herein or contemplated hereby, limited (in the case of counsel fees) to, the fees, disbursements and other charges of Fried Frank, counsel to the Administrative Agent (and any other counsel fees to the extent otherwise reimbursable under Section 9.03(a) of the Credit Agreement).

Section 6.10 Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Amended Credit Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the signatories hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:	ROYALTY PHARMA HOLDINGS LTD.

	By:	/s/ George Lloyd
Name: George Lloyd
Title: Director

HOLDINGS:	ROYALTY PHARMA PLC

	By:	/s/ Pablo Legorreta
Name: Pablo Legorreta
Title: Director

Signature Page to Amendment No. 3

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Carolen Alfonso
Name: Carolen Alfonso
Title: Assistant Vice President

Signature Page to Amendment No. 3

Bank of America, N.A., as a Consenting Lender

By:	/s/ Darren Merten
Name: Darren Merten
Title: Director

Signature Page to Amendment No. 3

CONSENTING LENDER:

CITIBANK, N.A.
(Please type or print legal name of Lender), as a Consenting Lender

	By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

Signature Page to Amendment No. 3

CONSENTING LENDER:

GOLDMAN SACHS BANK USA
(Please type or print legal name of Lender), as a Consenting Lender

	By:	/s/ William E. Briggs IV
Name: William E. Briggs IV
Title: Authorized Signatory

Signature Page to Amendment No. 3

CONSENTING LENDER:

GOLDMAN SACHS LENDING PARTNERS LLC
(Please type or print legal name of Lender), as a Consenting Lender

	By:	/s/ William E. Briggs IV
Name: William E. Briggs IV
Title: Authorized Signatory

Signature Page to Amendment No. 3

CONSENTING LENDER:

JPMORGAN CHASE BANK, N.A.,
as a Consenting Lender

	By:	/s/ Joon Hur
Name: Joon Hur
Title: Executive Director

Signature Page to Amendment No. 3

CONSENTING LENDER:

MORGAN STANLEY BANK, N.A.,
as a Consenting Lender

	By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page to Amendment No. 3

CONSENTING LENDER:

TD BANK, N.A.,
as a Consenting Lender

	By:	/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

Signature Page to Amendment No. 3

DNB Capital LLC,
as a Consenting Lender

By:	/s/ Dania Hinedi
Name: Dania Hinedi
Title: Senior Vice President

By:	/s/ Bret Douglas
Name: Bret Douglas
Title: Senior Vice President

Signature Page to Amendment No. 3

CONSENTING LENDER:

SOCIETE GENERALE. ,
as a Consenting Lender

	By:	/s/ Shelley Yu
Name: Shelley Yu
Title: Director

Signature Page to Amendment No. 3

AMENDMENT NO. 3 REVOLVING LENDER:

SUMITOMO MITSUI BANKING CORPORATION, as an Amendment No. 3 Revolving Lender

	By:	/s/ Cindy Hwee
Name: Cindy Hwee
Title: Director

Signature Page to Amendment No. 3

AMENDMENT NO. 3 REVOLVING LENDER:

U.S. BANK NATIONAL ASSOCIATION, as an Amendment No. 3 Revolving Lender

	By:	/s/ Tom Priedeman
Name: Tom Priedeman
Title: Senior Vice President

Signature Page to Amendment No. 3

CORRA CONSENTING LENDER:		THE BANK OF NOVA SCOTIA,

as a CORRA Consenting Lender, solely with respect to the CORRA Amendments and not any other amendments set forth herein

	By:	/s/ Iain Stewart
Name: Iain Stewart
Title: Managing Director

Signature Page to Amendment No. 3

EXHIBIT A

AMENDED CREDIT AGREEMENT

Attached.

SCHEDULE A

Schedule 1.01

Attached.

COMMITMENTS

Attached.

Execution Version

EXHIBIT A

Deal CUSIP Number: G7710AAC0

Facility CUSIP Number: G7710AAD8

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of

September 15, 2021,

as amended by Amendment No. 1, dated as of October 31, 2022,

as amended by Amendment No. 2, dated as of May 16, 2023,

as amended by Amendment No. 3, dated as of December 22, 2023 among

ROYALTY PHARMA PLC,

as Holdings,

ROYALTY PHARMA HOLDINGS LTD.,

as Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent,

CITIBANK, N.A.,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.,

~~and~~

MORGAN STANLEY SENIOR FUNDING, INC.

and

TD BANK, N.A.

as Co-Syndication Agents,

DNB BANK ASA, NEW YORK BRANCH,

SOCIÉTÉ GÉNÉRALE SA,

~~TD BANK, N.A.,~~

~~and~~

THE BANK OF NOVA SCOTIA,

SUMITOMO MITSUI BANKING CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

and the Lenders and the Issuing Banks from time to time party hereto

BofA SECURITIES, INC.,

CITIBANK, N.A.,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.,

~~and~~

MORGAN STANLEY SENIOR FUNDING, INC.

and

TD BANK, N.A.

as Lead Arrangers and Bookrunners

-i-

-ii-

-iii-

-iv-

-v-

SCHEDULES:

Schedule 1.01	–	Amendment No. 3 Final Structure
Schedule 2.01	–	Commitments
Schedule 2.16(f)	–	Details of Lenders
Schedule 3.04(b)	–	Material Adverse Change
Schedule 3.06	–	Disclosed Matters
Schedule 3.07	–	Compliance with Laws and Agreements
Schedule 3.17	–	Subsidiaries
Schedule 5.10	–	Cash Management Arrangements
Schedule 6.01	–	Existing Funded Debt
Schedule 6.02	–	Existing Liens
Schedule 9.01	–	Notices

-vi-

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Revolving Note
Exhibit C	–	Form of Borrowing Request
Exhibit D	–	[Reserved]
Exhibit E	–	Form of Compliance Certificate
Exhibit F	–	[Reserved]
Exhibit G-1	–	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	–	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	–	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	–	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

-vii-

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”) is dated as of September 15, 2021 among ROYALTY PHARMA PLC, an English public limited company incorporated under the laws of England and Wales (“Holdings”), ROYALTY PHARMA HOLDINGS LTD., a private limited company duly incorporated and registered under the laws of England and Wales (the “Borrower”), each Lender and Issuing Bank from time to time party hereto and certain Lenders under the Existing Credit Agreement executing only as Exiting Lenders, BANK OF AMERICA, N.A., as Administrative Agent, CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A. ~~and~~, MORGAN STANLEY SENIOR FUNDING, INC.~~, as Co-Syndication Agents, and TRUIST BANK, DNB CAPITAL LLC,~~ and TD BANK, N.A., as Co-Syndication Agents, and DNB CAPITAL LLC, THE BANK OF NOVA SCOTIA, SUMITOMO MITSUI BANKING CORPORATION, U.S. BANK NATIONAL ASSOCIATION and SOCIÉTÉ GÉNÉRALE SA as Co-Documentation Agents.

PRELIMINARY STATEMENTS

WHEREAS, Holdings and the Borrower are party to that certain Revolving Credit Agreement, originally dated as of September 18, 2020 (as amended, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among Holdings, the Borrower, Bank of America, N.A., as administrative agent, and the lenders and issuing banks from time to time party thereto, pursuant to which the lenders and the issuing banks thereunder have made available certain extensions of credit. Holdings and the Borrower have requested that the Lenders agree to amend and restate the Existing Credit Agreement, to make certain modifications, as set forth below.

NOW, THEREFORE, the Lenders have agreed to amend and restate the Existing Credit Agreement pursuant to Section 9.02(b) thereof, upon terms and conditions set forth in this Agreement. Accordingly in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms . As used in this Agreement, the following terms have the meanings specified below (capitalized terms used but not defined in this Section 1.01 have the meanings specified in the Preliminary Statements):

“2027 Revolving Commitments” means with respect to each 2027 Revolving Credit Lender, the commitment, if any, of such 2027 Revolving Credit Lender to make 2027 Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such 2027 Revolving Credit Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such 2027 Revolving Credit Lender pursuant to Section 9.04 of this Agreement. As of the Amendment No. 3 Effective Date, the aggregate amount of 2027 Revolving Commitments was $110,000,000.

“2027 Revolving Credit Lender” means each Lender that has a 2027 Revolving Commitment.

“2027 Revolving Credit Maturity Date” means October 31, 2027; provided that if such day is not a Business Day, the 2027 Revolving Credit Maturity Date shall be the Business Day immediately preceding such day.

“2027 Revolving Loans” means a Loan made pursuant to Section 2.01 in respect of 2027 Revolving Commitments.

“2028 Revolving Commitments” means with respect to each 2028 Revolving Credit Lender, the commitment, if any, of such 2028 Revolving Credit Lender to make 2028 Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such 2028 Revolving Credit Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced, increased or extended from time to time pursuant to (i) assignments by or to such Lender pursuant to Section 9.04 of this Agreement or (ii) a Revolving Extension Amendment. As of the Amendment No. 3 Effective Date, the aggregate amount of 2028 Revolving Commitments was $1,690,000,000.

“2028 Revolving Credit Lender” means each Lender that has a 2028 Revolving Commitment.

“2028 Revolving Credit Maturity Date” means December 22, 2028; provided that if such day is not a Business Day, the 2028 Revolving Credit Maturity Date shall be the Business Day immediately preceding such day.

“2028 Revolving Loans” means a Loan made pursuant to Section 2.01 in respect of 2028 Revolving Commitments.

“Acquired Entity or Business” means each Person, property, business or assets acquired by Holdings or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by Holdings or such Subsidiary.

“Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Additional Credit Extension Amendment” shall have the meaning assigned in Section 2.19.

“Adjusted EBITDA” means for any period for Holdings and its Consolidated Subsidiaries, on a Pro Forma Basis: (i) Portfolio Receipts, minus (ii) Payments for Operating and Professional Costs.

“Administrative Agent” means Bank of America (or any of its designated branch offices or Affiliates), in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned in Section 9.01(c).

“Agreed Currency” means Dollars or any Alternative Currency, as applicable.

“Agreement” has the meaning assigned in the preamble hereto.

“Alternative Currencies” means (a) Euro, (b) Sterling, (c) Canadian Dollars and (d) each other currency (other than Dollars) approved in accordance with Section 1.08.

“Alternative Currency Daily Rate” means, for any day, with respect to any Alternative Currency Daily Rate Borrowing or any Alternative Currency Daily Rate Loan:

(a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and

(b) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(c);

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Borrowing” means any Borrowing of Alternative Currency Daily Rate Loans.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Alternative Currency Term Rate Borrowing or any Alternative Currency Term Rate Loan:

(a)

denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)

denominated in Canadian Dollars, the rate per annum equal to the ~~Canadian Dollar Offered Rate (“CDOR”)~~forward-looking term rate based on CORRA (“Term CORRA”, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) ~~on~~(in such case, the “Term CORRA Rate”) that is two (2) Business Days prior to the Rate Determination Date with a term equivalent to such Interest Period plus the CORRA Adjustment for such Interest Period;

(c)

denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(c);

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Borrowing” means any Borrowing of Alternative Currency Term Rate Loans.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, by and among Holdings, the Borrower, the Administrative Agent and the lenders party thereto.

“Amendment No. 1 Effective Date” means October 31, 2022.

“Amendment No. 3” shall mean that certain Amendment No. 3 to Credit Agreement, dated as of December 22, 2023, among Holdings, the Borrower, the Administrative Agent and the Lenders and Issuing Banks party thereto.

“Amendment No. 3 Effective Date” shall mean December 22, 2023.

“Amendment No. 3 Final Structure” shall mean the pro forma corporate structure in respect of the Borrower as set forth on Schedule 1.01 hereto.

“Amendment No. 3 Restructuring Transactions” shall mean (i) any modifications to the account structure, the direction of any payment instructions with respect to Royalty Proceeds and any relevant standing instructions, (ii) the entry into any other transaction with respect to the Equity Interests of any Specified Person (including any distribution, investment or any other transfer thereof) and (iii) the consummation of the RPCT Acquisition Transactions, in each case of the foregoing clauses (i) through (iii), to the extent that such modifications or other transactions are reasonably necessary or incidental to the implementation of the Amendment No. 3 Final Structure (as determined by the Borrower in good faith) and so long as such modifications or other transactions (other than those described on Schedule 1.01 hereto) (x) are not materially adverse to the interests of the Lenders (as determined by the Borrower and the Administrative Agent in good faith), (y) do not change any payment instructions with respect to Royalty Proceeds, or any relevant standing instructions thereto, in a manner that would result in RPI Intermediate Finance Partnership, LP, a Delaware limited partnership (“RPI IFP”) or any parent company of RPI IFP becoming the owner of Royalty Proceeds that are directly or indirectly owned by, or contractually required to be paid to, the Borrower and (z) do not result in the Borrower receiving less than the percentage of Royalty Proceeds required to be swept from RP Investments immediately prior to the Amendment No. 3 Effective Date.

“Anti-Corruption Law(s)” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law related to bribery or corruption.

“Applicable Authority” means, (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment at that time and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders at that time (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Credit Exposures at that time).

“Applicable Rate”, “Applicable Unused Commitment Fee Rate” and “Applicable Rate for Letter of Credit Fees” means, from time to time, the following percentages per annum, as set forth below:

Pricing Level	Debt Ratings S&P/Fitch/ Moody’s	Applicable Unused Commitment Fee Rate	Applicable Rate for Daily SOFR Loans, Term SOFR Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans and Applicable Rate for Letter of Credit Fees	Base Rate
1	BBB+ / BBB+ / Baa1 or better	0.125%	1.00%	0.00%
2	BBB / BBB / Baa2	0.15%	1.125%	0.125%
3	BBB- / BBB- / Baa3	0.175%	1.25%	0.25%
4	BB+ / BB+ / Ba1	0.25%	1.50%	0.50%
5	BB / BB / Ba2 or worse	0.30%	1.625%	0.625%

Initially, the Applicable Rate shall be determined based upon Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating (as defined below) shall be effective, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

As used herein, “Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody’s or Fitch of Holdings’ non-credit-enhanced, senior unsecured long-term debt; provided that (a) if one of the respective Debt Ratings issued by any of the foregoing rating agencies differs from the Debt Ratings issued by the other two rating agencies by one level, then the Pricing Level in which two of such Debt Ratings shall fall shall apply; (b) if there is a split in the Pricing Levels of the respective Debt Ratings issued by one or more of the foregoing rating agencies of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the highest Debt Rating shall apply; (c) if Holdings has only two Debt Ratings, then (i) if both of such Debt Ratings fall in the same Pricing Level, such Pricing Level shall apply, (ii) if there is a split in the Pricing Levels of such Debt Ratings by a difference of one level, then the Pricing Level of the higher Debt Rating shall apply or (iii) if there is a split in the Pricing Levels of such Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (d) if Holdings has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (e) if Holdings does not have any Debt Rating, Pricing Level 5 shall apply.

“Applicable RPI 2019 Ownership Percentage” mean (i) as of the Effective Date, 82.42% and (ii) following the Effective Date, at any time the greater of (x) the percentage in the immediately preceding clause (i) and (y) the percentage of beneficial interests in RP Investments held by RPI 2019 after giving effect to any purchase or other acquisition by RPI 2019 of additional beneficial interests in RP Investments.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Bank” has the meaning assigned to such term in the definition of “Cash Equivalents.”

“Approved Financial Institution” means Bank of America. N.A. or its affiliates or another financial institution acceptable to the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, BofA Securities, Inc., Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., in their capacities as joint lead arrangers and bookrunners.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04 of this Agreement), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.19(a).

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.05(b)(iii).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) (i)(x) with respect to 2027 Revolving Commitments made pursuant to Section 2.01, the ~~initial~~2027 Revolving Credit Maturity Date or (y) with respect to 2028 Revolving Commitments made pursuant to Section 2.01, the 2028 Revolving Credit Maturity Date and (ii) with respect to any Revolving Extension Series, the applicable Revolving Credit Maturity Date and (b) with respect to any Class of Revolving Commitments, the date such Class of Revolving Commitments is terminated in accordance with the provisions of this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its permitted successors and assigns.

“Bank Product” means any of the following products, services or facilities extended to Holdings or any of its Subsidiaries: (a) products under any Cash Management Agreement; (b) products under any Hedge Agreement; (c) commercial credit card and merchant card services; and (d) other banking products or services, in each case, as may be requested by Holdings or any of its Subsidiaries, other than Letters of Credit.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR (calculated pursuant to clause (b) of the definition thereof) plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.07 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Borrowing” means any Borrowing of Base Rate Loans.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof, (ii) with respect to a partnership, the board of directors of the general partner of the partnership, (iii) with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof, (iv) with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers and (v) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning assigned in the preamble hereto.

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the Borrower, which: (a) where it relates to a Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 2.16(f) (Details of Lenders), and is filed with HM Revenue & Customs within thirty (30) days of the date of this Agreement; or (b) where it relates to a Treaty Lender that is a New Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party as a Lender and is filed with HM Revenue & Customs within thirty (30) days of that date.

“Borrower Materials” has the meaning set forth in Section 5.01.

“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means, with respect to Loans denominated in (i) Dollars (other than Base Rate Loans), $5,000,000, (ii) Euros, €4,000,000, (iii) Sterling, £4,000,000, (iv) CAD, $5,000,000 and (v) any other Alternative Currency, such amount as may be specified by the Administrative Agent.

“Borrowing Multiple” means, with respect to Loans denominated in (i) Dollars (other than Base Rate Loans), $1,000,000, (ii) Euros, €1,000,000, (iii) Sterling, £1,000,000, (iv) CAD, $1,000,000 and (v) any other Alternative Currency, such amount as may be specified by the Administrative Agent.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or (if not the state of New York) the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;

(c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Euro or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” or “CAD” refers to lawful money of Canada.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Bank and the Revolving Lenders, as collateral for the L/C Exposure, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Issuing Bank (which documents are hereby consented to by the Revolving Lenders). Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the bank then acting as the Administrative Agent.

“Cash Equivalents” means:

(1) (A) any evidence of Funded Debt issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, maturing within two years of the date of acquisition thereof or (B) any evidence of marketable Funded Debt issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United Kingdom or (ii) any member state of the European Union, in each case maturing within 18 months of the date of acquisition thereof;

(2) time deposits, certificates of deposit, and bank notes of any financial institution that (i) is a Lender or (ii) is a member of the Federal Reserve System and whose senior unsecured debt is rated at least A-2, P-2, or F-2, short-term, or A or A2, long-term, by Moody’s, S&P or Fitch (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”), in each case maturing within 18 months of acquisition thereof. Issues with only one short-term credit rating must have a minimum credit rating of A 1, P 1 or F 1;

(3) commercial paper, including asset-backed commercial paper, and floating or fixed rate notes issued by an Approved Bank or a corporation or special purpose vehicle (other than an Affiliate or Subsidiary of Holdings) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (or organized in any foreign country recognized by the United States), maturing within 18 months of the date of acquisition thereof and rated at least A 2 by S&P and at least P 2 by Moody’s;

(4) [reserved];

(5) repurchase agreements and reverse repurchase agreements maturing within 365 days from the date of acquisition relating to securities described in clause (1) above and entered into with any Approved Bank;

(6) money market funds which invest substantially all of their assets in assets described in the preceding clauses (1) through (5); and

(7) instruments equivalent to those referred to in clauses (1) through (6) above denominated in any Alternative Currency or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Change in Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) (other than (x) Holdings or one of its wholly-owned Subsidiaries or (y) if, after giving effect to such transaction, the common equity interests of Holdings are publicly traded on any United States national securities exchange, or any analogous exchange or market in the United Kingdom, any Permitted Holders), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of 35% or more of the Voting Stock in Holdings or other Voting Stock into which Holdings’ Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, (b) Holdings ceasing to own, directly or indirectly, 100% of the Voting Stock of the Borrower or (c) Holdings ceasing to own, directly or indirectly, at least the percentage of beneficial interests in the Borrower so held by Holdings as of the Effective Date.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any Lending Office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and the European Capital Requirements Directive IV and in each case, all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and/or CRD IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.14.

“Class” (a) when used with respect to Commitments, refers to whether such Commitment is a 2027 Revolving Commitment, a 2028 Revolving Commitment or ~~an~~any other Extended Revolving Commitment of a given Revolving Extension Series, (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under 2027 Revolving Commitments, 2028 Revolving Commitments or Loans under Extended Revolving Commitments of a given Revolving Extension Series and (c) when used with respect to Lenders, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a Revolving Commitment.

“Communication” has the meaning assigned in Section 9.16(b).

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “SONIA” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Coverage Ratio” means, as of the last day of each fiscal quarter for the period of four consecutive fiscal quarters ending on such day determined on a Pro Forma Basis, the ratio of (i) ~~Consolidated~~Adjusted EBITDA to (ii) Consolidated Interest Expense.

~~“Consolidated EBITDA” means for any period for Holdings and its Consolidated Subsidiaries, on a Pro Forma Basis, without duplication: (i) total consolidated cash royalty receipts and milestone payment receipts in respect of Royalty Assets, plus (ii) any other payments received~~

~~in respect of Royalty Assets (other than asset sale proceeds), plus (iii) any payments received in respect of strategic alliances, life sciences research agreements or other similar agreements or arrangements, plus (iv) the net cash amount of any payments received and made in such period in respect of Swap Agreements entered into for the purpose of hedging foreign exchange risk (“FX Swap Agreements”), to the extent that such payments relate to the final settlement of any Swap Agreement that matures, in accordance with the terms of (and not, for the avoidance of doubt, as a result of the occurrence of any event of default or termination event under, or the other early termination, unwinding or liquidation of) such Swap Agreement in any period, minus (v) total consolidated cash operating payments (which to the extent not otherwise included shall include distributions made to RP Management, LLC and/or RP Management (Ireland) Limited for the payment of management fees, employee compensation and reimbursement of expenses, (“Employment Related Expenses”)) (before interest payments and tax payments, and provided that to the extent otherwise included therein, cash operating payments do not include payments of purchase price in connection with acquisition or purchase of Royalty Assets, including in the form of fixed or variable installment payments, milestone payments, royalty or revenue sharing obligations or research and development payments), minus (vi) amounts included in the preceding clauses (i), (ii), (iii) or (iv) paid or distributed by a Subsidiary of the Borrower to non-controlling interests in Royalty Pharma Investments, Royalty Pharma Select or any other non–wholly–owned Subsidiary of the Borrower based on the ownership interest therein of the non-controlling interest, minus (vii) cash payments in respect of refunds related to amounts described in clause (i) hereof (but not, for the avoidance of doubt, milestone payments or similar payments by Holdings or its applicable affiliate); provided that, (A) clauses (i) through (vii) above shall exclude any payments received or made under Swap Agreements entered into for the purpose of hedging interest rate risk, and any payments received or made under any FX Swap Agreements to the extent that such payments are for purposes of posting collateral under such FX Swap Agreements, and (B) to the extent that any payment in clauses (i), (ii), or (iii) above was required to be paid in a particular quarter, but was actually paid in the next succeeding quarter prior to the Borrower delivering a compliance certificate for the prior period, such payment (and any corresponding deduction in respect thereof pursuant to clause (iv) above) shall be deemed as having been paid in the period in which it was required to be paid (but not also in the period actually paid) for purposes of calculating Consolidated EBITDA for the relevant periods.~~

“Consolidated Funded Debt” means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

“Consolidated Group” means Holdings and its Consolidated Subsidiaries, as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period for the Consolidated Group, all interest expense paid in cash plus any realized gains and losses on Swap Agreements (but excluding, for the avoidance of doubt, any non-cash interest expense attributable to the movement in mark-to-market valuation of Swap Agreements or the periodic posting of collateral in respect of Swap Agreements), in each case for such period on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

“Consolidated Leverage Ratio” means, as of the last day of each fiscal quarter of Holdings determined on a Pro Forma Basis, the ratio of (a) Funded Debt of the Consolidated Group (excluding Funded Debt of the type described in clause (iii) of the definition thereof to the extent undrawn and clause (vi) of the definition thereof, but including any Funded Debt of any Permitted FinCo) to (b) ~~Consolidated~~Adjusted EBITDA, for the period of four consecutive fiscal quarters ending as of such day.

“Consolidated Subsidiaries” means Subsidiaries that would be consolidated with Holdings in accordance with GAAP.

“Consummation Date” has the meaning specified in the definition of Qualifying Material Acquisition.

“Control” means, with respect to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and (ii) 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

“Credit Event” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CTA” means the United Kingdom Corporation Tax Act 2009.

“Daily RFR Loan” means an Alternative Currency Daily Rate Loan or a Daily SOFR Loan, as applicable.

“Daily SOFR” means with respect to any applicable determination date, SOFR published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then Daily SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; provided that if Daily SOFR as determined in accordance with this definition would otherwise be less than zero, Daily SOFR shall be deemed zero for purposes of this Agreement.

“Daily SOFR Borrowing” means any Borrowing of Daily SOFR Loans.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the United Kingdom Insolvency Act of 1986 and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the United Kingdom or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition, which constitutes an Event of Default or, which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 2.12(f).

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of any Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a

Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Disclosed Matters” means the actions, suits and proceedings disclosed (a) in any reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by Holdings with the SEC or furnished by Holdings to the SEC pursuant to the Securities Exchange Act, in each case, filed or furnished before the Effective Date and which are available to the Lenders before the Effective Date and (b) on Schedule 3.06.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, public equity offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, public equity offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Pari Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made) that are accrued and payable and the termination of the Commitments and the expiration, cancellation, termination or cash collateralization of any Letters of Credit in accordance with the terms hereof), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and except as permitted in clause (a) above), in whole or in part, (c) requires the scheduled payments of dividends in cash (for this purpose, dividends shall not be considered required if the issuer has the option to permit them to accrue, cumulate, accrete or increase in liquidation preference or if the Borrower or any other member of the Consolidated Group has the option to pay such dividends solely in Qualified Equity Interests), or (d) is or becomes convertible into or exchangeable for Funded Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which all of the conditions specified in 4.01 shall have been satisfied (or waived in accordance with 9.02).

“Electronic Copy” has the meaning assigned in Section 9.16(b).

“Electronic Record” has the meaning assigned in Section 9.16(b).

“Electronic Signature” has the meaning assigned in Section 9.16(b).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“Eligible Bank” means (a) a commercial bank, finance company or financial institution regularly engaged in making, purchasing or investing in loans, organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (b) a commercial bank, finance company or financial institutions regularly engaged in making, purchasing or investing in loans, organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000 so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (b) and (c) each person that is a Lender under this Agreement on the Effective Date and their respective Affiliates.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equity Interests” means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but in no event will Equity Interests include any debt securities convertible or exchangeable into equity prior to any such conversion or exchange.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, a failure to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or any of its ERISA Affiliates from any Plan or Multiemployer Plan or (h) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition upon any Loan Party or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU/UK Listed Person” has the meaning assigned in Section 3.15(a).

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Agreement if, and to the extent that, all or a portion of the Guarantee of such Guarantor of such Swap Agreement (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.13 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and all guarantees of Swap Agreements by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Agreement. If a Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Agreement that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date of which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes (other than Tax imposed by the United Kingdom) attributable to such Recipient’s failure to comply with Section 2.16(f)(i) or (ii), and (d) any U.S. backup withholding Taxes, and (e) withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the first recital hereto.

“Existing Revolver Tranche” has the meaning assigned to such term in Section 2.21(a).

“Exiting Lender” has the meaning assigned to such term in Section 9.22(b).

“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.21(a).

“Extending Revolving Lender” has the meaning assigned to such term in Section 2.21(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any intergovernmental agreements in respect thereof (and any legislation, regulations or other official guidance pursuant to, or in respect of, such intergovernmental agreements).

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, each of the fee letters entered into by and among the Borrower and any of the Arrangers (or any of their respective affiliates) and/or the Administrative Agent in connection with this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings, the Borrower or the relevant Loan Party, as applicable.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means: (i) all obligations for borrowed money, and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) all purchase money indebtedness and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms); (iii) all direct obligations under letters of credit, bankers’ acceptances and similar instruments; (iv) the attributable principal amount of capital leases and synthetic leases; (v) all Preferred Stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments; (vi) all Guarantees in respect of Funded Debt of another person and (vii) Funded Debt of any partnership or joint venture or other similar entity in which such person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof. For purposes hereof, (x) the amount of Funded Debt shall be determined (a) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (i) and purchase money indebtedness and the deferred purchase obligations under clause (ii), (b) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (iii), and (c) based on the amount of Funded Debt that is the subject of any Guarantee in the case of Guarantees under clause (vi); provided that, in no event shall Funded Debt include installment payments, milestone payments, or royalty or revenue sharing obligations incurred in connection with acquiring Royalty Assets pursuant to an acquisition or other purchase.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principles in effect on December 31, 2018 shall apply), including those set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such indebtedness or other obligation of the payment or performance of such indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any indebtedness or other obligation of any other Person, whether or not such indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee Agreement” means (i) the Guarantee set forth in Article X or other form of guarantee agreement reasonably acceptable to the Administrative Agent and the Borrower and (ii) any Guarantor Joinder Agreement in respect of the foregoing.

“Guarantor” means Holdings and each Subsidiary Guarantor, if any, that provides a guarantee of the Obligations pursuant to Section 5.09(a) or otherwise.

“Guarantor Joinder Agreement” has the meaning assigned in Section 5.09(a).

“Hedge Agreement” means any Swap Agreement entered into by and between Holdings or any of its Subsidiaries and any Hedge Bank.

“Hedge Bank” means any Person that, at the time it enters into a Swap Agreement with Holdings or any of its Subsidiaries, is or was a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Agreement.

“Holdings” has the meaning assigned in the preamble hereto.

“Honor Date” has the meaning set forth in Section 2.05(c)(i).

“Increased Commitments” has the meaning assigned to such term in Section 2.19(a).

“Increasing Lender” has the meaning assigned to such term in Section 2.19(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes and VAT (which, for the avoidance of doubt, shall be dealt with under Section 2.16(i)), imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning specified in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.03.

“Interest Payment Date” means (a) with respect to any Daily SOFR Loan, the last Business Day of each March, June, September and December and the applicable Revolving Credit Maturity Date, (b) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable Revolving Credit Maturity Date, (c) as to any Alternative Currency Daily Rate Loan, the first Business Day of each month and the applicable Revolving Credit Maturity Date, (d) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the applicable Revolving Credit Maturity Date; provided, however, that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” means as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Borrowing Request or, in the case of Term SOFR Loans, such other period that is twelve months or less than one month requested by the Borrower and consented to by all of the relevant Lenders and the Administrative Agent and subject to availability; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Loan, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the applicable Revolving Credit Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Guarantee with respect to indebtedness of such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Subsidiary) or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Bank of America, and any other Lender (subject to such Lender’s consent) designated by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) that becomes an Issuing Bank, in each case in its capacity as an issuer of Letters of Credit hereunder, and any successors in such capacity as provided in Section 9.04. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the United Kingdom Income Tax Act 2007.

“Latest Maturity Date” means, at any date of determination, the latest Revolving Credit Maturity Date applicable to any Class of Loans or Commitments hereunder at such time, including the latest termination date of any Extended Revolving Commitment, as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from an L/C Disbursement under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Base Rate Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” means, at any time, the sum of (a) the aggregate Outstanding Amount of all Letters of Credit at such time plus (b) the aggregate Outstanding Amount of all L/C Disbursements, including Unreimbursed Amounts, that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total L/C Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Exposure Sublimit” means, at any time, an amount equal to the lesser of (a) $100,000,000 and (b) the aggregate Revolving ~~Commitment~~Commitments .

“Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Pari Bank Product Providers and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to clause (e) of Article VIII.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.19 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means a standby Letter of Credit issued pursuant to Section 2.05.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Letter of Credit Expiration Date” means the day that is three Business Days prior to (a) the initial Revolving Credit Maturity Date or (b) if the Commitment of each applicable Issuing Bank is extended pursuant to a Revolving Extension Series, the Latest Maturity Date (or, in each case, if such day is not a Business Day, the next preceding Business Day).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever in the nature of a security interest (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, any Guarantee Agreement, any Issuer Documents, the Fee Letters, any promissory notes executed and delivered pursuant to Section 2.09(e) and any amendments, waivers, supplements or other modifications to any of the foregoing.

“Loan Parties” means the Borrower and any Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Manager” means RP Management, LLC, as manager of Holdings and the Borrower.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their payment obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any and all other Loan Documents, or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Funded Debt” means Funded Debt (other than the Loans and Letters of Credit), of any one or more of the Loan Parties and their Subsidiaries in an aggregate principal amount exceeding $100,000,000.

“Material Subsidiary” means each Subsidiary Guarantor and any Subsidiary (or group of Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X under the Securities Act.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender” has the meaning assigned to such term in Section 9.04(b), (d) or (f) as the context may require.

“New RP” has the meaning set forth in the definition of “RPCT Acquisition Transactions”.

“Non-Extension Notice Date” has the meaning set forth in Section 2.05(b)(iii).

“Non-SOFR Successor Rate” has the meaning set forth in Section 2.07(d).

“Non-U.S. Lender” means any Lender that is not a United States person for U.S. federal income tax purposes.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B.

“Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and other monetary obligations of any of the Loan Parties to any of the Lenders, their Affiliates and the Administrative Agent, individually or collectively, existing on the Effective Date or arising thereafter (direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured) arising or incurred under this Agreement or any of the other Loan Documents (including under any of the Loans made or reimbursement or other monetary obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof), all Pari Bank Product Obligations (other than Excluded Swap Obligations), in each case whether now existing or hereafter arising, whether all such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding).

“Original Currency” has the meaning assigned in Section 2.17(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date and (ii) with respect to any L/C Exposure on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Exposure on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Exposure as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate reasonably determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Pari Bank Product Obligations” means Funded Debt, obligations and other liabilities with respect to Bank Products owing by a Loan Party or its Subsidiaries to a Pari Bank Product Provider, that the Borrower, in a written notice to the Administrative Agent, has expressly requested be treated as Pari Bank Product Obligations for purposes hereof; provided, that Pari Bank Product Obligations of a Loan Party or its subsidiaries shall not include its Excluded Swap Obligations.

“Pari Bank Product Provider” means any Person providing a Bank Product that is a Lender or Affiliate or branch of a Lender (x) on the Effective Date with respect to any Bank Product existing on the Effective Date or (y) at the time it enters into an agreement to provide a Bank Product (even though, at a later time of determination, such Person or such Person’s Affiliate no longer holds any commitments or Loans hereunder), provided such provider and the Borrower deliver written notice to Administrative Agent, in form and substance satisfactory to Administrative Agent, within 10 days (or such later date as the Administrative Agent may agree) following the later of the Effective Date or the creation of the Bank Product, (i) describing the Bank Product and (ii) agreeing to be bound by Section 10.14.

“Participant” has the meaning set forth in Section 9.04(d).

“Participant Register” has the meaning set forth in Section 9.04(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payments for Operating and Professional Costs” means total consolidated cash operating payments (which to the extent not otherwise included shall include distributions made to the Manager and/or RP Management (Ireland) Limited for the payment of management fees, employee compensation and reimbursement of expenses (before interest payments and tax payments, and provided that to the extent otherwise included therein, cash operating payments do not include payments of purchase price in connection with acquisition or purchase of Royalty Assets, including in the form of fixed or variable installment payments, milestone payments, royalty or revenue sharing obligations or research and development payments).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Activities” means, with respect to any applicable Subsidiary of Holdings, (i) engaging in any transaction in connection with an increase in the Borrower’s indirect ownership interest in RP Investments and its Subsidiaries or any similar transaction, (ii) [reserved]; (iii) making distributions to the owners of their equity interests on a ratable basis; (iv) filing tax reports and paying taxes and other customary obligations in the ordinary course (and contest any taxes); (v) preparing reports to governmental authorities and to their direct or indirect equityholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain their separate organizational structure or complying with applicable requirements of law; (vii) holding cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted investments or dispositions made by, them or any of their Subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of equity interests pending the application thereof; (viii) providing indemnification for their officers, directors, members of management, employees and advisors or consultants consistent with past practice; (ix) participating in tax, accounting and other administrative matters; (x) making payments and performing their obligations under any document, agreement and/or investment contemplated by any agreement existing on the Effective Date, including agreements with or in respect of direct or indirect equityholders and including making milestone payments, installment payments, royalty or revenue sharing payments and payments of research and development expenses; (xi) complying with applicable requirements of law (including with respect to the maintenance of their existence); (xii) maintaining their legal existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes related to such maintenance); (xiii) solely in the case of a Permitted FinCo, activities contemplated by the definition of “Permitted FinCo” ~~and~~, (xiv) the Amendment No. 3 Restructuring Transactions or any Specified New RP Transaction; and (xv) engaging in activities incidental or reasonably related to any of the foregoing.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on Holdings’ common stock purchased by Holdings in connection with an incurrence of Permitted Convertible Indebtedness and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Effective Date, plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the incurrence of the related Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness” means Funded Debt of Holdings or any Subsidiary that is (a) convertible or exchangeable into common stock constituting Qualified Equity Interests of Holdings (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Holdings and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted FinCo” mean any special purpose finance Subsidiary of Holdings (other than the Borrower) existing solely for the purpose of (i) issuing or incurring Funded Debt in lieu of Funded Debt that would otherwise be permitted to be issued or incurred by a Loan Party hereunder and (ii) conducting activities and ownership of assets strictly incidental thereto.

“Permitted Holders” means (i) any employee who holds a position of vice president or higher of Holdings or the Manager at the applicable date of determination (each a “Permitted Officer”), (ii) any director of Holdings on the Effective Date (each, a “Permitted Director” and, together with the Permitted Officers, “Permitted Individuals”) and (iii) each of any Permitted Individual and the estate, spouse, sibling, ancestor, heir or lineal descendant of any Permitted Individual, any spouse of any of the foregoing, the legal representatives of any of the foregoing and any bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors, or any other Person that is controlled by any of the foregoing.

“Permitted Refinancing Indebtedness” means, with respect to any Person, any amendment, modification, refinancing, refunding, renewal, replacement or extension of any Funded Debt of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Funded Debt so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder (in each case, provided that Funded Debt in respect of such existing unutilized commitments is then permitted under Section 6.01) (in each case, it being understood that incurrence of Funded Debt in excess of the principal amount (plus any unpaid accrued interest and premium thereon and other reasonable amounts paid, and fees and expenses reasonably incurred in connection therewith) of the Funded Debt so modified, refinanced, refunded, renewed, replaced or extended (including the amount equal to any existing commitments unutilized thereunder) shall be permitted if such excess amount is then permitted under Section 6.01 and reduces the otherwise permitted Funded Debt under Section 6.01), (b) other than with respect to Permitted Refinancing Indebtedness in respect of Funded Debt permitted pursuant to Section 6.01(d), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Funded Debt so modified, refinanced, refunded, renewed, replaced or extended and (y) the Latest Maturity Date, (c) other than with respect to Permitted Refinancing Indebtedness in respect of Funded Debt permitted pursuant to Section 6.01(d), such modification, refinancing, refunding, renewal, replacement or extension has a Weighted Average Life to Maturity equal to or greater than the shorter of (x) the remaining Weighted Average Life to Maturity of, the Funded Debt being modified, refinanced, refunded, renewed, replaced or extended and (y) the Weighted Average Life to Maturity of the portion of such Funded Debt being modified, refinanced, refunded, renewed, replaced or extended that matures on or prior to the Latest Maturity Date and (d) to the extent such Funded Debt being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders (in the good faith determination of the Borrower) as those contained in the documentation governing the Funded Debt being modified, refinanced, refunded, renewed, replaced or extended.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of Holdings purchased by Holdings substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 5.01.

“Portfolio Receipts” means for any period for Holdings and its Consolidated Subsidiaries, on a Pro Forma Basis, without duplication: (i) total consolidated cash royalty receipts in respect of Royalty Assets, plus (ii) milestone payment receipts in respect of Royalty Assets and any other payments received in respect of Royalty Assets (other than asset sale proceeds), plus (iii) any payments received in respect of strategic alliances, life sciences research agreements or other similar agreements or arrangements, plus (iv) the net cash amount of any payments received and made in such period in respect of Swap Agreements entered into for the purpose of hedging foreign exchange risk (“FX Swap Agreements”), to the extent that such payments relate to the final settlement of any Swap Agreement that matures, in accordance with the terms of (and not, for the avoidance of doubt, as a result of the occurrence of any event of default or termination event under, or the other early termination, unwinding or liquidation of) such Swap Agreement in any period, minus (v) amounts included in the preceding clauses (i), (ii), (iii) or (iv) paid or distributed by a Subsidiary of the Borrower to non-controlling interests in Royalty Pharma Investments, Royalty Pharma Select or any other non–wholly–owned Subsidiary of the Borrower based on the ownership interest therein of the non-controlling interest, minus (vi) cash payments in respect of refunds related to amounts described in clause (i) hereof (but not, for the avoidance of doubt, milestone payments or similar payments by Holdings or its applicable affiliate); provided that, (A) clauses (i) through (vi) above shall exclude any payments received or made under Swap Agreements entered into for the purpose of hedging interest rate risk, and any payments received or made under any FX Swap Agreements to the extent that such payments are for purposes of posting collateral under such FX Swap Agreements, and (B) to the extent that any payment in clauses (i), (ii), or (iii) above was required to be paid in a particular quarter, but was actually paid in the next succeeding quarter prior to the Borrower delivering a compliance certificate for the prior period, such payment (and any corresponding deduction in respect thereof pursuant to clause (iv) above) shall be deemed as having been paid in the period in which it was required to be paid (but not also in the period actually paid) for purposes of calculating Portfolio Receipts for the relevant periods.

“Preferred Stock” means, as applied to the Equity Interests of a Person, Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interest of any other class of such Person.

“Pricing Level” means the applicable pricing level under the column titled ‘Pricing Level’ in the table set forth in the definition of “Applicable Rate”.

“Pro Forma Basis” means, with respect to any transaction, for purposes of determining compliance with the financial covenants hereunder and for determining the permissibility of other transactions under the this Agreement, that such transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of any disposition, (i) payments and distributions of the type described in clause (i) or (ii) of the definition of ~~Consolidated EBITDA~~Portfolio Receipts, operating expenses of the type described in clause (~~iii~~ii ) of the definition of ~~Consolidated~~Adjusted EBITDA (in each case determined on a cash basis and whether positive or negative), attributable to the property, entities or business units that are the subject of such disposition shall be excluded to the extent relating to any period prior to the date thereof and (ii) indebtedness paid or retired in connection with such disposition shall be deemed to have been paid and retired as of the first day of the applicable period; and (b) in the case of any acquisition or similar investment, (i) payments and distributions of the type described in clause (i) or (ii) of the definition of ~~Consolidated EBITDA~~Portfolio Receipts, operating expenses of the type described in clause (~~iii~~ii ) of the definition of ~~Consolidated~~Adjusted EBITDA (in each case determined on a cash basis and whether positive or negative), attributable to the property, entities or business units that are the subject thereof shall be included for purposes of making calculations on a Pro Forma Basis to the extent relating to any period prior to the date thereof and (ii) indebtedness incurred in connection with any acquisition or similar investment shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder).

“Property” has the meaning assigned to such term in the first sentence of Section 6.02.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” means any Lender that does not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities.

“QMA Notice” has the meaning set forth in the definition of “Qualifying Material Acquisition”.

“QMA Notice Date” means, with respect to any QMA Notice, the date on which such QMA Notice is delivered to the Administrative Agent.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means Equity Interests of Holdings or the Borrower other than Disqualified Equity Interests.

“Qualifying Lender” means: (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership (for United Kingdom tax purposes) each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (iii) a Treaty Lender; or (b) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Loan Document.

“Qualifying Material Acquisition” means any acquisition or other investment, or the last to occur of a series of up to three consecutive or non-consecutive acquisitions or other investments consummated within a period of six consecutive months, if the aggregate amount of consideration paid by Holdings or the applicable subsidiary for such acquisition or other investment (or if applicable, acquisitions or other investments) is in the aggregate at least $500,000,000 and the Borrower has designated such transaction as a “Qualifying Material Acquisition” by written notice (a “QMA Notice”) to the Administrative Agent; provided that such QMA Notice shall be irrevocable and the applicable QMA Notice Date must occur on or prior to the date that is 90 days after the consummation of such accusation or investment (or, if applicable, second or third acquisition or investment) (such date of consummation, the “Consummation Date”).

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, and any Issuing Bank, as applicable.

“Register” has the meaning set forth in Section 9.04(c).

“Regulation S-X” means Regulation S-X under the Securities Act of 1933, as amended.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and their respective partners, directors, officers, employees, controlling persons, members, agents, advisors, trustees, administrators and other representatives, successors and permitted assigns of such Person.

“Relevant Rate” means, with respect to any Revolving Loans denominated in (a) Dollars, Term SOFR or Daily SOFR, as applicable, (b) Sterling, SONIA, (c) Canadian Dollars, ~~CDOR~~the Term CORRA Rate, (d) Euros, EURIBOR and (e) for any other Agreed Currency approved in accordance with Section 1.08, the daily rate or term rate designated with respect to such Agreed Currency at the time such Agreed Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(a).

“Removal Effective Date” has the meaning set forth in clause (f)(ii) of Article VIII.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposure and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposure and unused Commitments at such time; provided that the Commitment of, and the portion of the Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.17(d).

“Resignation Effective Date” has the meaning set forth in clause (f)(i) of Article VIII.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) the chief executive officer, the president, any executive vice president (including any vice president), the chief financial officer, the treasurer, any assistant treasurer or the controller of the Borrower or another Loan Party, as the context shall require and (b) solely for purposes of notices given pursuant to Article II, any other officer or employee of Holdings, the Borrower or the Manager so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of Holdings, the Borrower or the Manager designated in or pursuant to an agreement between Holdings or the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of Holdings, the Borrower, another Loan Party or the Manager shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Holdings, the Borrower or such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of Holdings, the Borrower or such Loan Party.

“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property (other than Qualified Equity Interests)), with respect to any Equity Interests in Holdings or the Borrower, or any payment (whether in cash, securities or other property (other than Qualified Equity Interests)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or the Borrower or any option, warrant or other right to acquire any such Equity Interests in Holdings or the Borrower.

“Reuters” means Thomson Reuters Corp., Refinitiv, or any successor thereto, as applicable.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by any Issuing Bank under any Letter of Credit denominated in an Alternative Currency, (iv) the first Business Day of each month following the issuance of a Letter of Credit and (v) such additional dates as the Administrative Agent or the Issuing Banks shall determine or the Required Lenders shall require.

“Revolving Commitment” means, ~~with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced, increased or extended from time to time pursuant to (i) assignments by or to such Lender pursuant to Section 9.04 of this Agreement or (ii) a Revolving Extension Amendment~~(x) until the 2027 Revolving Credit Maturity Date, the 2027 Revolving Commitments and the 2028 Revolving Commitments and (y) from and after the 2027 Revolving Credit Maturity Date, the 2028 Revolving Commitments whether individually or collectively. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 (after giving effect to the amendment and restatement of the Existing Credit Agreement on the Effective Date) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment or any Revolving Extension Amendment to which it is a party, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments ~~is~~as of the Effective Date was $1,500,000,000. The aggregate amount of the Lenders’ Revolving Commitments as of the Amendment No. 3 Effective Date (after giving effect to Amendment No. 3) is $1,800,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding Dollar Equivalent of such Lender’s Revolving Loans and L/C Exposure at such time.

“Revolving Credit Maturity Date” means (i) with respect to the 2027 Revolving Commitments made pursuant to Section 2.01, ~~October  31,~~the 2027 Revolving Credit Maturity Date, ~~or~~ (ii) with respect to the 2028 Revolving Commitments made pursuant to Section 2.01, the 2028 Revolving Credit Maturity Date, or (iii) with respect to any Extended Revolving Commitments of any Revolving Extension Series, the maturity date set forth in the Revolving Extension Amendment with respect to such Revolving Extension Series; provided in each case that if such day is not a Business Day, the Revolving Credit Maturity Date shall be the Business Day immediately preceding such day.

“Revolving Extension Amendment” has the meaning assigned to such term in Section 2.21(c).

“Revolving Extension Request” has the meaning assigned to such term in Section 2.21(a).

“Revolving Extension Series” has the meaning assigned to such term in Section 2.21(e).

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Royalty Assets” means (i) intellectual property (including patents) related to, or contractual rights to income derived from the sales of, or revenues generated by, pharmaceutical, medical, health care and/or biopharmaceutical products, processes, devices, or enabling or delivery technologies that are protected by patents, governmental or other regulations or otherwise by contract, and/or (ii) the securities of entities that hold, directly or indirectly, such interests including, without limitation, securities convertible into the foregoing, and any securities investments or contracts that may provide a hedge for such investments.

“Royalty Proceeds” means payments due in respect of Royalty Assets, and all other amounts paid or collected in respect of Royalty Assets.

“RP Investments” means Royalty Pharma Investments, a unit trust formed under the laws of the Republic of Ireland.

“RP Investments Concentration Account” means (i) that certain account of RP Investments maintained at Bank of America or an Affiliate thereof as depositary bank as of the Effective Date and (ii) any replacement account in respect of the account described in the immediately preceding clause (i) at any other Approved Financial Institution.

“RPCT” means Royalty Pharma Collection Trust (known prior to August 9, 2011 as Royalty Pharma Finance Trust), a Delaware statutory trust.

“RPCT Acquisition Transactions” means (i) the acquisition by Royalty Pharma Intermediate Finance Trust, a Delaware statutory trust, of legal title (as nominee for RPI 2019 ICAV) to the 20% interest in RPCT held prior to such acquisition by RP Select Finance Trust, a Delaware statutory trust, solely using funds provided by Holdings, or a Subsidiary thereof which itself is not RPI 2015 ICAV, RP Investments or a Subsidiary thereof (collectively, “New RP”), after which New RP will have the economic benefit of 20% of the equity interests of RPCT, and Royalty Proceeds related thereto will be swept from RPCT (together with the economic benefit of the equity interests of RPCT owned by New RP prior to the Amendment No. 3 Effective Date) to New RP or such Subsidiary (any similar or other transaction (x) in which New RP acquires Royalty Assets that are owned at such time by RPI 2015 ICAV, RP Investments or any Subsidiary thereof, with the aggregate consideration for all such transactions made in reliance on this sub-clause (x) not exceeding $10,000,000 or (y) in which New RP acquires follow-on Royalty Assets that are not owned at such time by RPI 2015 ICAV, RP Investments or any Subsidiary thereof, but with RPI 2015 ICAV, RP Investments or any Subsidiary thereof acting as nominee purchaser for New RP provided that (1) such nominee purchaser shall receive a full indemnity from New RP solely in connection with any liabilities or other obligations associated with such follow-on Royalty Assets and (2) the proceeds of such follow-on Royalty Assets shall be paid directly by the applicable contract obligors to New RP and not to any other person, in each case of (x) and (y) above so long as any consideration used in such transaction is provided solely by New RP, and after such transaction New RP will have 100% of the economic benefit of such acquired follow-on Royalty Assets and Royalty Proceeds related thereto, a “Specified New RP Transaction”) and (ii) the other transactions described on Schedule 1.01.

“RPCT Collections Account” means (i) that certain account of RPCT maintained at Bank of America or an Affiliate thereof as depositary bank as of the Effective Date and (ii) any replacement account in respect of the account described in the immediately preceding clause (i) at any other Approved Financial Institution.

“RPI 2015 ICAV” means Royalty Pharma Investments ICAV, a collective asset management vehicle formed and existing under the laws of the Republic of Ireland.

“RPI 2019” means RPI 2019 Intermediate Finance Trust, a Delaware statutory trust.

“RPI 2019 Collections Account” means (i) that certain account of RPI 2019 maintained at Bank of America or an Affiliate thereof as depositary bank as of the Effective Date and (ii) any replacement account in respect of the account described in the immediately preceding clause (i) at any other Approved Financial Institution.

“RPI 2019 ICAV” means Royalty Pharma Investments 2019 ICAV, a collective asset management vehicle formed and existing under the laws of the Republic of Ireland.

“S&P” means S&P Global Ratings, and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the Issuing Banks, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any economic or financial sanction or trade embargoes administered or enforced by the U.S. government, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. State Department, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority to the extent applicable to Holdings or any of its Subsidiaries.

“Sanctioned Country” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive, territorial Sanctions (currently, Crimea Region of Ukraine, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means at any time any Person, subject to any Sanctions, including: (i) listed on any Sanctions-related list of designated or blocked Persons; (ii) ordinarily resident in, or organized under the laws of a Sanctioned Country; or (iii) owned directly or indirectly, fifty percent or more (individually or in the aggregate) or otherwise controlled by any of the foregoing.

“Scheduled Unavailability Date” has the meaning assigned in Section 2.07(c)(ii).

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

“SLP Interests” means the special limited partnership interests in RPI US Partners, LP, RPI US Partners II, LP, RPI International Partners, LP and RPI International Partners II, LP that were exchanged into limited partnership interests of equivalent value in RPI US Partners 2019, LP or RPI International Partners 2019, LP, as applicable.

“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.

“SOFR Adjustment” means with respect to Daily SOFR, 0.10% (10 basis points) per annum and with respect to Term SOFR, 0.10% (10 basis points) per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 2.07(c).

“SOFR Successor Rate” has the meaning specified in Section 2.07(c).

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified currency” has the meaning assigned in Section 2.20.

“Specified New RP Transaction” has the meaning set forth in the definition of “RPCT Acquisition Transactions”.

“Specified Person” means any Person in which the Borrower holds a direct or indirect beneficial or other ownership interest.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless expressly stated otherwise or the context requires otherwise, Subsidiary shall mean a Subsidiary of Holdings.

“Subsidiary Guarantor” means each subsidiary (other than the Borrower) of Holdings that is required to provide a Guarantee of the Obligations pursuant to Section 5.09(a).

“Successor Rate” has the meaning assigned to it in Section 2.07(d).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership (for United Kingdom tax purposes) each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Borrowing” means any Borrowing of Term Benchmark Loans.

“Term Benchmark Loan” means a Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable.

“Term SOFR” means, (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Borrowing” means any Borrowing of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section 2.07(c).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” means the period of four consecutive fiscal quarters of Holdings ending on a specified date.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the payment of fees and expenses hereunder.

“Treaty Lender” means a Lender which: (a) is treated as a resident of a Treaty State for the purposes of the Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (c) meets all other conditions in the Treaty for full exemption from Tax imposed by the United Kingdom on interest payable to that Lender in respect of an advance under a Loan Document and has completed all procedural requirements which are within the control of the Lender.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Triggering Funded Debt” means Funded Debt of a Loan Party (or Funded Debt guaranteed by a Loan Party) owed to one or more Persons, other than a Loan Party or any Subsidiary of a Loan Party, that has an aggregate principal amount and/or committed amount at any one time outstanding and/or committed in excess of $250,000,000.

“Type” means (a) with respect to a Loan, its character as a Base Rate Loan, a Daily SOFR Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan and (b) with respect to a Borrowing, its character as a Base Rate Borrowing, a Daily SOFR Borrowing, a Term SOFR Borrowing, an Alternative Currency Daily Rate Borrowing or an Alternative Currency Term Rate Borrowing.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UK” and “United Kingdom” each mean the United Kingdom of Great Britain and Northern Ireland.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Non-Bank Lender” means: (i) where a Lender is a party to this Agreement on the date of this Agreement, a Lender which is designated as a UK Non-Bank Lender in Schedule 2.16(f); and (ii) where a Lender becomes a party to this Agreement after the date of this Agreement, a Lender which gives a Tax Confirmation in the relevant documentation which it executes on becoming a Lender under this Agreement.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the United Kingdom from a payment under this Agreement, other than a withholding required by FATCA.

“United States Tax Compliance Certificate” has the meaning set forth in Section 2.16(f).

“Unreimbursed Amount” has the meaning set forth in Section 2.05(c)(i).

“VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Voting Stock” means the Equity Interests of any Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Funded Debt at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Funded Debt into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g. a “Term SOFR Loan”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, refinanced, restated, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding anything in GAAP to the contrary, for purposes of all financial calculations hereunder, the amount of any Funded Debt (including Permitted Convertible Indebtedness) outstanding at any time shall be the stated principal amount thereof and the effects of FASB ASC 825 and FAB ASC 470-20 on financial liabilities shall be disregarded (except to the extent such Funded Debt provides by its terms for the accretion of principal, in which case the amount of such Funded Debt at any time shall be its accreted amount at such time).

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant or the compliance with or availability of any basket contained in this Agreement, the Consolidated Leverage Ratio shall be calculated with respect to such period on a Pro Forma Basis.

SECTION 1.05 Payments on Business Days. When the payment of any Obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Term Benchmark Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Any reference herein and in the Loan Documents to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division or plan of division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.07 Rounding. Any financial ratios required to be maintained by Holdings and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.08 Additional Alternative Currencies.

(a) The Borrower may from time to time request that Loans be made and/or Letters of Credit be issued in a currency other than Dollars and those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each of the Revolving Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Banks, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Bank thereof. Each Revolving Lender (in the case of any such request pertaining to Revolving Loans) or the applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Revolving Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender or such Issuing Bank, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Alternative Currency Loans in such requested currency, the Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and such Revolving Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans. If the Administrative Agent and an Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and such Issuing Bank may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower, and the Borrower may replace such non-consenting Lender, subject to Section 2.18(b).

SECTION 1.09 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 1.10 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.11 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.12 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Alternative Currency Daily Rate”, “Daily SOFR”, “Term SOFR”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes.

SECTION 1.13 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Events and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.

SECTION 1.14 Limited Condition Transactions. Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or financial test (including Section 6.06) hereof, any Consolidated Leverage Ratio test or Consolidated

Coverage Ratio test and/or any cap expressed as a percentage of ~~Consolidated~~Adjusted EBITDA, (ii) accuracy of any representation or warranty and/or the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) compliance with any basket or other condition (including any basket measured as a percentage of ~~Consolidated~~Adjusted EBITDA), as a condition to (A) the consummation of any transaction (including in connection with any acquisition, consolidation, business combination or similar Investment or the assumption or incurrence of Funded Debt), (B) the making of any distributions and/or (C) the making of any prepayment of Funded Debt, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition, consolidation, business combination or similar Investment, any disposition, any incurrence of Funded Debt or any transaction relating thereto, at the time of (or on the basis of the financial statements for the most recently ended four consecutive fiscal quarters at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, consolidation, business combination, similar Investment or disposition (or, in connection with an acquisition, consolidation or business combination to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer is made or to which the Irish Takeover Panel Act 1997 Takeover Rules 2007 applies, the date on which a “Rule 2.5 Announcement” of a firm intention to make an offer is made) or the establishment of a commitment with respect to such Funded Debt or (y) the consummation of such acquisition, consolidation, business combination, Investment or disposition or the incurrence of such Funded Debt, (2) in the case of any distributions, at the time of (or on the basis of the financial statements for the most recently ended four consecutive fiscal quarters at the time of) either (x) the declaration of such distributions or (y) the making of such distributions and (3) in the case of any prepayment of Funded Debt, at the time of (or on the basis of the financial statements for the most recently ended four consecutive fiscal quarters at the time of) either (x) delivery of notice with respect to such prepayment of Funded Debt or (y) the making of such prepayment of Funded Debt, in each case, after giving effect on a Pro Forma Basis to the relevant acquisition, consolidation, business combination or similar Investment, distributions and/or prepayment of Funded Debt, incurrence of Funded Debt or other transaction (including the intended use of proceeds of any Funded Debt to be incurred in connection therewith) and, with respect to any other acquisition, consolidation, business combination or similar Investment, distributions, prepayment of Funded Debt, incurrence of Funded Debt or other transaction that has not been consummated but with respect to which the Borrower has elected to test any applicable condition prior to the date of consummation in accordance with this Section 1.14 (a “Previously Elected Transaction”), assuming that such Previously Elected Transaction has been consummated and that such Previously Elected Transaction has not been consummated. For the avoidance of doubt, if the Borrower shall have elected the option set forth in clause (x) of any of the preceding clauses (1), (2) or (3) in respect of any transaction, then the Borrower shall only be required to satisfy the applicable test or condition at the time set forth in such clause (x) with respect to such transaction, and shall not be required to satisfy the applicable test or condition at any subsequent time with respect to such transaction. For the avoidance of doubt, the provisions of this Section 1.14 shall apply in respect of the incurrence of any Increased Commitment or any other incurrence or assumption of Funded Debt.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments.

Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower in Dollars or Alternative Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the Dollar Equivalent of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) subject to Section 1.13, the Dollar Equivalent of the total Revolving Credit Exposures exceeding the sum of the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Commitments. From and after the Amendment No. 3 Effective Date, any Loans shall be allocated on a pro rata basis across the 2028 Revolving Loans and the 2027 Revolving Loans. From and after the 2027 Revolving Credit Maturity Date, such Loans shall not include 2027 Revolving Loans. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.07, each Borrowing shall be comprised entirely of Base Rate Loans, Daily SOFR Loans, Alternative Currency Daily Rate Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. Each Base Rate Loan shall only be made in Dollars. Each Lender at its option may make any Term Benchmark Loan or Daily RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Each Borrowing of, conversion to or continuation of Loans (other than Base Rate Loans) shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple (or, if not an integral multiple, the entire available amount) and not less than the Borrowing Minimum. Each Borrowing of, conversion to or continuation of Base Rate Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that Term Benchmark Loans, Daily RFR Loans and Base Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(c). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term Benchmark Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested would end after the applicable Revolving Credit Maturity Date.

SECTION 2.03 Requests for Borrowings. To request a Borrowing, a conversion of Loans from one Type to the other or a continuation of Term Benchmark Loans, the Borrower shall irrevocably notify the Administrative Agent of such request by (A) telephone or (B) a written Borrowing Request in a form attached hereto as Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower; provided that any telephonic notice must be confirmed immediately by hand delivery or telecopy or transmission by electronic communication in accordance with Section 9.01(b) to the Administrative Agent of a written Borrowing Request. Each such Borrowing Request must be received by the Administrative Agent not later than noon (i) one Business Day prior to the requested date of any Borrowing of or conversion to Daily SOFR Loans, or any conversion of Daily SOFR Loans to Base Rate Loans, (ii) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans denominated in Dollars or of any conversion of Term SOFR Loans denominated in Dollars to Base Rate Loans, (iii) four Business Days (or five Business Days in the case of a Special Notice Currency or an Alternative Currency Daily Rate Borrowing denominated in Sterling) prior to the requested date of any Borrowing or continuation of Loans denominated in Alternative Currencies, and (iv) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Term Benchmark Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than noon (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Term SOFR Loans denominated in Dollars, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Alternative Currency Term Rate Loans, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than ~~11:00 a.m.,~~12:00 noon (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Term SOFR Loans denominated in Dollars, or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Alternative Currency Term Rate Loans, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing, conversion or continuation;

(ii) the date of such Borrowing, conversion or continuation, which shall be a Business Day;

(iii) [reserved];

(iv) whether such Borrowing, conversion or continuation is to be a Base Rate Borrowing, a Daily SOFR Borrowing, a Term SOFR Borrowing, an Alternative Currency Daily Rate Borrowing or an Alternative Currency Term Rate Borrowing;

(v) the currency in which such Borrowing is to be made, which shall be Dollars or an Alternative Currency;

(vi) in the case of a Term Benchmark Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06;

(viii) whether the Borrower is requesting a new Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term Benchmark Loans; and

(ix) the Type of Loans to be borrowed or to which existing Loans are to be converted; provided that, for the avoidance of doubt, the Borrower shall not be required to specify whether any Borrowing would consist of 2027 Revolving Loans and/or 2028 Revolving Loans.

If the Borrower fails to specify a currency in a Borrowing Request requesting a Borrowing, then the Loans so requested shall be made in Dollars. If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars to the Borrower, the requested Borrowing shall be a Base Rate Borrowing. In the case of a failure to timely request a conversion or continuation of Term Benchmark Loans, any Loans denominated in Dollars shall be continued as Base Rate Loans in Dollars and any Loans in any other Alternative Currency shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing or conversion or continuation of Term Benchmark Loans, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount (and currency) of such Lender’s Loan to be made as part of the requested Borrowing. Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term Benchmark Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

SECTION 2.04 [Reserved].

SECTION 2.05 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of Holdings or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of Holdings or any of its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the aggregate L/C Exposure shall not exceed the L/C Exposure Sublimit, (y) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments and (z) such issuing Bank’s Credit Exposure shall not exceed its Revolving Commitment; and provided further that no Issuing Bank shall be required to issue commercial letters of credit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No Issuing Bank shall issue any Letter of Credit, if: (A) subject to Section 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders and the applicable Issuing Bank have approved such expiry date; or (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Administrative Agent and the applicable Issuing Bank have approved such expiry date (it being understood that in the event the expiry date of any requested Letter of Credit would occur after the Letter of Credit Expiration Date, from and after the Letter of Credit Expiration Date, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Exposure in accordance with Section 2.05(g)).

(iii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $500,000;

(D) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) such Issuing Bank does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G) a default of any Revolving Lender’s obligations to fund under Section 2.05(c) exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless such Issuing Bank has entered into satisfactory arrangements (in such Issuing Bank’s sole and absolute discretion) with the Borrower or such Revolving Lender to eliminate such Issuing Bank’s risk with respect to such Revolving Lender (after giving effect to Section 2.22(c)).

(iv) No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than noon at least two Business Days (or such later date and time as the applicable Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing

Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Issuing Bank may require. Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable Issuing Bank or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless an Issuing Bank has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit by an Issuing Bank, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to an Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit; provided, however, that no Issuing Bank shall permit any such extension if (A) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is ten Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, or any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such Issuing Bank promptly following receipt of the notice of drawing that the Borrower will reimburse such Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than noon on the Business Day following any payment by an Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Business Day following any payment by an Issuing Bank under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.05(c)(i) and (B) the Dollar amount paid by the Borrower on the date of payment by the Borrower (whether on or after the Honor Date) shall not be adequate on the date of such payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Borrower fails to so reimburse such Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency)

(the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Business Day following the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Request). Any notice given by the applicable Issuing Bank or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.05(c)(i) make funds available to the Administrative Agent for the account of the applicable Issuing Bank, in Dollars, at the Administrative Agent’s office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), such Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in Dollars.

(iii) If any drawing under any Letter of Credit is not reimbursed on the date of drawing, the Dollar Equivalent of the amount of such drawing shall accrue interest at the rate applicable to Base Rate Revolving Loans; provided that with respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse an Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such Issuing Bank.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse each Issuing Bank for amounts drawn under Letters of Credit issued by it, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Issuing Bank, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.05(c)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by any Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of any Loan Party or any Subsidiary or any waiver by any Issuing Bank which does not in fact materially prejudice the Borrower; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by the applicable Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; (vii) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Banks. Each Revolving Lender and the Borrower agree that, in paying any drawing under any Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The applicable Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, (A) if any Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Exposure attributable to the Letters of Credit issued for the benefit of the Borrower.

(ii) [reserved.]

(iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(iv) In the event of an Event of Default, upon the request of the Required Lenders, the Borrower shall immediately Cash Collateralize the then L/C Exposure of all Revolving Lenders.

(h) Applicability of ISP. Unless otherwise expressly agreed by the Issuing Banks and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and each Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any Law, order, or practice (which practice is stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice) that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j) Letters of Credit Issued for Subsidiaries or the Borrower. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of Holdings (other than the Borrower), the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of such Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(k) Release of Lenders’ Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event that (i) an Issuing Bank shall have issued, in accordance with Section 2.05(a)(ii)(B), a Letter of Credit with an expiry date occurring after the Letter of Credit Expiration Date and (ii) the Borrower shall have Cash Collateralized the Outstanding Amount of all such L/C Exposure in respect of such Letter of Credit pursuant to Section 2.14, then, upon the provision of such Cash Collateral and without any further action, each Lender hereunder shall be automatically released from any further obligation to the applicable Issuing Bank in respect of such Letter of Credit, including, any obligation of any such Lender to reimburse the applicable Issuing Bank for amounts drawn under such Letter of Credit or to purchase any risk participation therein; provided, however, that all such obligations of each Lender hereunder to the applicable Issuing Bank in respect of such Letter of Credit shall be revived if any Cash Collateral provided by the Borrower in respect of such Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or applicable Issuing Bank) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such Cash Collateral had not been provided. The obligations of the Lenders under this paragraph shall survive termination of this Agreement.

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer in Same Day Funds (i) in the case of Loans denominated in Dollars by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage or other percentage provided for herein and (ii) in the case of each Loan denominated in an Alternative Currency by the Applicable Time specified by the Administrative Agent for such currency. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to (x) an account designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in an Alternative Currency; provided that Base Rate Revolving Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(c) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.07 Market Disruption; Inability to Determine Rates.

(a) Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Borrowing to be effected in any Alternative Currency, if (i) there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the relevant Issuing Bank (if such Credit Event is a Letter of Credit) or the Required Lenders make it impracticable for the applicable Alternative Currency Term Rate Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Alternative Currency specified by the Borrower or (ii) the Dollar Equivalent of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to the Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the relevant Issuing Bank, and such Credit Events shall not be denominated in such Alternative Currency but shall, except as otherwise set forth in Section 2.06, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Request or Interest Election Request, as the case may be, unless the Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Alternative Currency, as the case may be, in which the denomination of such Loans would, in the reasonable opinion of the Administrative Agent or the Required Lenders, as applicable, be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Request or Interest Election Request, as the case may be or (b) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Equivalent of the face amount specified in the related request or application for such Letter of Credit, unless the Borrower notifies the Administrative

Agent at least one (1) Business Day before such date that (i) it elects not to request the issuance of such Letter of Credit on such date or (ii) it elects to have such Letter of Credit issued on such date in a different currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the relevant Issuing Bank, the Administrative Agent or the Required Lenders, as applicable, be practicable and in face amount equal to the Dollar Equivalent of the face amount specified in the related request or application for such Letter of Credit, as the case may be.

(b) Inability to Determine Rates. If in connection with any request for a Term Benchmark Loan or Daily RFR Loan or a conversion of a Base Rate Loan to a Term Benchmark Loan or Daily RFR Loan or a continuation of any Term Benchmark Loan, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 2.07(c) or Section 2.07(d) and the circumstances under clauses (i) of Section 2.07(c) or Section 2.07(d), or any of the Scheduled Unavailability Date, the SOFR Scheduled Unavailability Date or the Term SOFR Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term Benchmark Loan or Daily RFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (1) if the circumstances under clause (i) of Section 2.07(c) or clause (ii) of this Section 2.07(b) have occurred with respect to the Term SOFR Screen Rate only or the Term SOFR Scheduled Unavailability Date has occurred prior to the occurrence of the SOFR Scheduled Unavailability Date, the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans into Term SOFR Loans, shall be suspended in each case to the extent of the affected Interest Period (provided that if the affected Interest Period is one month the utilization of the Term SOFR component in determining the Base Rate shall be suspended) and (2) otherwise, the obligation of the Lenders to make or maintain Daily SOFR Loans, Term SOFR Loans or Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Daily SOFR or Term SOFR Loans or Loans in the affected currencies, as applicable, shall be suspended in each case to the extent of the affected Loans or Interest Period or determination date(s), as applicable, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.07(b), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to Daily SOFR Loans or Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans and (ii) (A) any outstanding Daily SOFR or Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.

(c) Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining (1) the Term SOFR Screen Rate because the Term SOFR Screen Rate is not available or published on a current basis or (2) SOFR because SOFR is not available or published on a current basis and, in each case, such circumstances are unlikely to be temporary;

(ii) the Applicable Authority or CME has made a public statement identifying a specific date after which SOFR or the Term SOFR Screen Rate, respectively, shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR or the Term SOFR Screen Rate, as the case may be (the date on which SOFR is no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”; the date on which the Term SOFR Screen Rate is no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”); or

(iii) or if the events or circumstances of the type described in Section 2.07(c)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 2.07 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment; provided that, if any of the events or circumstances of the type described in clause (i) of Section 2.07(c) have occurred with respect to the Term SOFR Screen Rate only or the Term SOFR Scheduled Unavailability Date has occurred prior to the occurrence of the SOFR Scheduled Unavailability Date, the SOFR Successor Rate shall automatically be deemed to be Daily SOFR.

(d) Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than SOFR) under this Agreement is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 2.07(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency (other than Dollars) or any then current Successor Rate for an Agreed Currency (other than Dollars) in accordance with this Section 2.07 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For the purposes of this Section 2.07, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

SECTION 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, all Revolving Commitments of any Class shall terminate on the applicable Revolving Credit Maturity Date with respect to such Class.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (or, if less, the remaining amount of the Revolving Commitments), (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or transmission by electronic communication in accordance with Section 9.01(b)) of any election to terminate or reduce ~~the~~any Class of Revolving Commitments under paragraph (b) of this Section not later than 12:00 p.m. three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of ~~the~~ Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or instruments of Funded Debt, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of ~~the~~ Revolving Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) For the avoidance of doubt and notwithstanding anything herein to the contrary, the 2027 Revolving Commitment of each 2027 Revolving Credit Lender shall terminate on the 2027 Revolving Credit Maturity Date, all 2027 Revolving Loans and other amounts payable hereunder to such 2027 Revolving Credit Lenders shall become due and payable on such 2027 Revolving Credit Maturity Date and the total Commitment of the Lenders hereunder shall be reduced by the 2027 Revolving Commitments of 2027 Revolving Credit Lenders so terminated on such 2027 Revolving Credit Maturity Date.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of any Class made to the Borrower on the Revolving Credit Maturity Date with respect to such Class in the currency of such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04 of this Agreement) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

(f) For the avoidance of doubt, all repayments of Revolving Loans hereunder shall be made to Revolving Lenders ratably among the Lenders in accordance with their respective Commitments (except for any repayments required to be made to the 2027 Revolving Credit Lenders upon the 2027 Revolving Credit Maturity Date, which payment shall be made to the 2027 Revolving Credit Lenders ratably among such Lenders in accordance with their respective Commitments).

SECTION 2.10 Prepayment of Loans.

(a) Optional Prepayments. (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice given in accordance with paragraph (a)(ii) of this Section, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

(ii) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or transmission by electronic communication in accordance with Section 9.01(b)) of any prepayment hereunder (i) (x) in the case of prepayment of Daily SOFR or Term SOFR Loans, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment, or (y) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans denominated in Alternative Currencies or (ii) in the case of prepayment of a Base Rate Borrowing, not later than noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of repayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or instruments of Funded Debt or the occurrence of any other specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount equal to the Borrowing Minimum or a whole multiple in an amount equal to the Borrowing Multiple in excess thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the notice of prepayment. Prepayments pursuant to this Section 2.10(a) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

(b) Mandatory Prepayment.

If the Administrative Agent notifies the Borrower at any time that the Revolving Credit Exposure at such time exceeds an amount equal to 105% of the Revolving Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or Cash Collateralize the L/C Exposure in an aggregate amount sufficient to reduce such Revolving Credit Exposure as of such date of payment to an amount not to exceed

100% of the Revolving Commitments then in effect; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Exposures pursuant to this Section 2.10(b) unless after the prepayment in full of the Loans, the Revolving Credit Exposure exceeds the Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral for the L/C Exposure, reasonably request that additional Cash Collateral be provided in order to protect against the results of further material exchange rate fluctuations.

Not later than the fifth Business Day prior to the 2027 Revolving Credit Maturity Date the Borrower shall make prepayments of Revolving Loans and shall Cash Collateralize Letters of Credit, such that, after giving effect to such prepayments and such provision of cash collateral, the aggregate Revolving Credit Exposure as of such date will not exceed the 2028 Revolving Commitments (and the Borrower shall not be permitted thereafter to request any Revolving Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the aggregate Revolving Credit Exposure would exceed the 2028 Revolving Commitments).

(c) For the avoidance of doubt, all prepayments of Revolving Loans hereunder shall be made to Revolving Lenders on a pro rata basis. From and after the 2027 Revolving Credit Maturity Date, such Revolving Lenders shall not include 2027 Revolving Credit Lenders.

SECTION 2.11 Fees.

(a) Unused Commitment Fees.

The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an unused commitment fee in Dollars equal to the Applicable Unused Commitment Fee Rate times the actual daily amount by which the aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Exposure, subject to adjustment as provided in Section 2.22. The unused commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period. The unused commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Unused Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Unused Commitment Fee Rate separately for each period during such quarter that such Applicable Unused Commitment Fee Rate was in effect. All unused commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees.

The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Letter of Credit Fees on the actual daily Dollar Equivalent of such Lender’s L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any L/C Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate set forth in a separate fee letter on the actual daily Dollar Equivalent of the L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the ~~later of the~~latest date of termination of any Class of the Revolving Commitments and the date on which there ceases to be any L/C Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which ~~the~~any applicable Class of Revolving Commitments terminate and any such fees accruing after the date on which ~~the~~such Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) [Reserved].

(d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in Dollars and in Same Day Funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of unutilized commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12 Interest.

(a) The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate in effect from time to time plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each Alternative Currency Term Rate Borrowing shall bear interest at the Alternative Currency Term Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Loans comprising each Daily SOFR Borrowing shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily SOFR plus the Applicable Rate.

(e) The Loans comprising each Alternative Currency Daily Rate Borrowing shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate.

(f) Notwithstanding the foregoing, at any time (x) an Event of Default has occurred and is continuing under clauses (h), (i) or (j) of Section 7.01 or (y) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, then such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, upon the request of the Required Lenders, 2% plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section (the “Default Rate”).

(g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon the termination of ~~the~~any Class of Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Availability Period, for which interest will be paid on the applicable Interest Payment Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), (ii) for Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days, and in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (iii) in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, shall be computed in accordance with such market practice. The applicable Base Rate, Term SOFR, Daily SOFR, Alternative Currency Term Rate or Alternative Currency Daily Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error.

SECTION 2.13 [Reserved].

SECTION 2.14 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or applicable interbank market any other condition affecting this Agreement or Term Benchmark Loans or Daily RFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan under this Agreement or of maintaining its obligation to make any such Loan (including pursuant to any conversion of any Borrowing denominated in any currency into a Borrowing denominated in any other currency) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (including pursuant to any conversion of any Borrowing denominated in any currency into a Borrowing denominated in any other currency) or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder, whether of principal, interest or otherwise (including pursuant to any conversion of any Borrowing denominated in any currency into a Borrowing denominated in any other currency), in each case by an amount deemed by such Lender or such Issuing Bank to be material in the context of its making of, and participation in, extensions of credit under this Agreement, then, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 135 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 135-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) A Lender’s or Issuing Bank’s claim for additional amounts pursuant to this Section 2.14 shall be generally consistent with such Lender’s or such Issuing Bank’s treatment of customers of such Lender or Issuing Bank that such Lender or Issuing Bank considers, in its reasonable discretion, to be similarly situated as the Borrower.

SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profit) attributable to such event. Such loss, cost or expense to any Lender may be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at Term SOFR or Alternative Currency Term Rate, as applicable, that would have been applicable to such Loan (and excluding any Applicable Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

SECTION 2.16 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any Loan Party or the Administrative Agent shall be required by any applicable Laws (as determined in good faith by the Administrative Agent or Loan Party) to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are required and in the minimum amount required by Law, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Increased Payments in respect of UK Tax Deductions. A payment by the Borrower (or by the Guarantor in its capacity as guarantor in respect of the Borrower’s obligation to pay) shall not be increased under subsection (a)(C) above by reason of a UK Tax Deduction if, on the date on which the payment falls due:

(i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and: (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the obligor making the payment or from the Borrower a certified copy of that Direction; and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or

(iii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and: (A) the relevant Lender has not given a Tax Confirmation to the Borrower; and (B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv) the relevant Lender is a Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under subsection (f)(iii)(A), (f)(iii)(B) or (f)(iii)(C) (as applicable) below.

(c) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes, except any such Other Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 2.18).

(d) Tax Indemnifications.

(i) Each of the Loan Parties shall indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that the foregoing indemnity shall not apply to any

Indemnified Taxes which would have been compensated for by an increased payment under subsection (a) above but was not so compensated solely because one or more of the exclusions in subsection (b) applied. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(ii) Each Lender and each Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after written demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such Issuing Bank (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender or such Issuing Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or any Loan Party, as applicable, shall be conclusive absent manifest error. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(e) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes on amounts payable under this Agreement or any other Loan Document by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 2.16, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be. Further, within thirty days of making either a UK Tax Deduction or any payment required in connection with that UK Tax Deduction, the Loan Party making that UK Tax Deduction shall deliver to the Administrative Agent, in its capacity as agent for the relevant Lender, a statement under section 975 of the ITA in respect of such UK Tax Deduction or payment.

(f) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document (other than with respect to a UK Tax Deduction to which the provisions of subsection (iii) shall apply) shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation required pursuant to Sections 2.16(f)(ii)(A), (ii)(B), (ii)(D) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881 (c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower or any Affiliate within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “United States Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-BEN-E (or successor form); or

(iv) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or successor form), a United States Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a United States Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax (including U.S. backup withholding Tax), duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) In respect of UK Tax Deductions:

(A) Subject to subsection (B) below, a Treaty Lender (or a Lender which would be a Treaty Lender but for the completion of procedural formalities which are within the control of the relevant Lender) and each Loan Party which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a UK Tax Deduction.

(B)

(i) A Treaty Lender (or a Lender which would be a Treaty Lender but for the completion of procedural formalities which are within the control of the relevant Lender) which is a Lender on the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.16(f); and

(ii) a Treaty Lender (or a Lender which would be a Treaty Lender but for the completion of procedural formalities which are within the control of the relevant Lender) which is not a Lender on the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the relevant documentation which it executes on becoming a Lender under this Agreement, and, having done so, that Lender shall be under no obligation pursuant to subsection (A) above, and shall be deemed for all purposes of this Agreement to have completed the procedural requirements referred to in the definition of “Treaty Lender”.

(C) If a Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with subsection (B) above and: (i) the Borrower has not made a Borrower DTTP Filing in respect of that Lender; or (ii) the Borrower has made a Borrower DTTP Filing but (1) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (2) HM Revenue & Customs have not given the Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any procedural formalities reasonably necessary for the Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(D) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with subsection (B) above, the Borrower shall not make a Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Loan(s) unless that Lender otherwise agrees.

(E) The Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Treaty Lender.

(F) A UK Non-Bank Lender which becomes a party to this Agreement on the date of this Agreement gives a Tax Confirmation by entering into this Agreement. A UK Non-Bank Lender shall promptly notify the Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(G) Each Lender in respect of the Borrower which becomes a party after the date of this Agreement shall indicate in the relevant documentation which it executes on becoming a Lender under this Agreement which of the following categories it falls in: (i) not a Qualifying Lender; (ii) a Qualifying Lender (other than a Treaty Lender); or (iii) a Treaty Lender (subject to the completion of procedural formalities which are within the control of the relevant Lender). If a Lender fails to indicate its status in accordance with this subsection (G) then such Lender shall be treated for the purposes of this Agreement (including by the Borrower) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, any such relevant documentation shall not be invalidated by any such failure of a Lender to comply with this subsection (G).

(H) The Borrower shall promptly on becoming aware that a Loan Party incorporated in the United Kingdom must make a UK Tax Deduction (or that there is any change in the rate or basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall promptly notify the Borrower.

(iv) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.16(f) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Bank, or have any obligation to pay to any Lender or an Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Bank, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.16, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient or any of its Affiliates in a less favorable net after-Tax position than such Recipient or Affiliates would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Such Recipient shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that the Recipient may delete any information therein that Recipient deems confidential). This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(h) Treatment of Issuing Bank. For purposes of this Section 2.16, the term “Lender” shall include any Issuing Bank and the term “applicable law” includes FATCA.

(i) VAT.

(i) All amounts expressed to be payable under a Loan Document by any party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to subsection (b) below, if VAT is or becomes chargeable on any supply made by any Recipient to any party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that party).

(ii) If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this subsection (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Recipient for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this subsection (i) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)).

(v) In relation to any supply made by a Recipient to any party under a Loan Document, if reasonably requested by such Recipient, that party must promptly provide such Recipient with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(j) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or any Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) without condition or deduction for any counterclaim, defense, recoupment or setoff prior to (i) in the case of payments by the Borrower denominated in Dollars, 2:00 p.m., New York City time and (ii) in the case of payments denominated in an Alternative Currency, 2:00 p.m., Applicable Time, in the city of the Administrative Agent’s Office for such currency, in each case on the date when due, in Same Day Funds. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to Dollars, in Dollars) and (ii) to the Administrative Agent at its offices for Dollar denominated Credit Events or, in the case of a Credit Event denominated in an Alternative Currency, the Administrative Agent’s Office for such currency, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Alternative Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably based on the Dollar Equivalent amount thereof among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due hereunder, ratably based on the Dollar Equivalent amount thereof among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant in accordance with Section 9.04. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the relevant Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount equal to the amount then due to such Lender or Issuing Bank. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the relevant Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank , in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05, 2.06, 2.17 or 9.03, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payments.

SECTION 2.18 Mitigation Obligations; Replacement of Lenders.

(a) Each Lender may make any Credit Event to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Event in accordance with the terms of this Agreement. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. Any Lender claiming reimbursement of such costs and expenses shall deliver to the Borrower a certificate setting forth such costs and expenses in reasonable detail which shall be conclusive absent manifest error.

(b) If (1) any Lender requests compensation under Section 2.14, (2) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (3) any Lender is a Defaulting Lender, (4) any Lender fails to grant a consent in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 9.02 for which the consent of each Lender or each affected Lender is required but the consent of the Required Lenders is obtained, (5) if any Lender is prohibited under applicable Law from making Loans or Letters of

Credit denominated in one or more Alternative Currencies to the Borrower in accordance with the terms of this Agreement, and at such time the Required Lenders are permitted under applicable Law (and have agreed) to make such Loans and Letters of Credit in such Alternative Currencies, or (6) if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, but excluding the consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.04 (unless otherwise agreed by the Administrative Agent);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) in the case of an assignment resulting from an event described in clause (4) above, (A) the applicable assignee shall have consented to the applicable amendment, waiver or consent and (B) after giving effect to such assignment (and any other assignments made in connection therewith), each Lender shall have consented to the applicable amendment, waiver or consent;

(v) in the case of an assignment resulting from a circumstance described in clause (5) above, (A) the applicable assignee shall be permitted under Law to make Loans and Letters of Credit in all Alternative Currencies to the Borrower in accordance with the terms of this Agreement and the other Loan Documents, and (B) after giving effect to such assignment (and any other assignments made in connection therewith), each Lender shall be permitted under applicable Law to make Loans to and Letters of Credit to the Borrower in all Alternative Currencies;

(vi) in the case of an assignment resulting from a circumstance described in clause (6) above, (A) the applicable assignee shall be permitted under Law and licensed to make Loans and other applicable extensions of credit to the Borrower in accordance with the terms of this Agreement and (B) after giving effect to such assignment (and to any other assignments made in connection therewith), each Lender shall be permitted under applicable Law and licensed to make such Loans and other applicable extensions of credit under this Agreement; and

(vii) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19 Expansion Option.

(a) The Borrower may from time to time after the Effective Date elect to increase the Revolving Commitments (“Increased Commitments”) in an aggregate principal amount, for all such increases after the Amendment No. 3 Effective Date, not to exceed $750,000,000; provided that, any individual increase shall be in an aggregate amount of not less than $20,000,000 (with amounts in excess of $20,000,000 required to be in any whole multiple of $5,000,000 in excess thereof). The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Revolving Commitments or to participate in such Revolving Commitments, as the case may be; provided that each Augmenting Lender (and, in the case of an Increased Commitment, each Increasing Lender) shall be subject to the approval of the Borrower, the Administrative Agent and each Issuing Bank (such consents not to be unreasonably withheld or delayed). Without the consent of any Lenders other than the relevant Increasing Lenders or Augmenting Lenders, this Agreement and the other Loan Documents may be amended pursuant to an amendment to this Credit Agreement (an “Additional Credit Extension Amendment”) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19. Increases of Revolving Commitments shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments shall be permitted under this paragraph unless on the proposed date of the effectiveness of such increase in the Revolving Commitments, (i) subject to Section 1.14, (x) no Default or Event of Default has occurred and is continuing as of the date of such increase or would result from such increase and (y) all representations and warranties set forth in Article III shall be true and correct in all material respects (or in the case of any representation or warranty that by its terms is qualified by materiality, true and correct) as of the effective date of such increase in Revolving Commitments (other than any such representation and warranty that by its terms refers to a date prior to the effective date of such increase in Revolving Commitments, in which case such representation and warranty shall be true in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of any such earlier date) and (ii) the Administrative Agent shall have received a certificate confirming compliance with each of the requirements set forth in clause (i) above, dated such date and executed by a Financial Officer of the Borrower. Notwithstanding anything to the contrary in this Section 2.19 (including this Section 2.19(a)) or in any other provision of any Loan Document, if any Increased Commitments are being established in connection with an acquisition or other Investment and the lenders providing such Increased Commitments so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality. On the effective date of any increase in the Revolving Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in Same Day Funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Applicable Percentage of such outstanding Loans, and (ii) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Increased Commitments be prepaid to the extent necessary from the proceeds of additional Revolving Loans made hereunder by the Increasing Lenders and Augmenting Lenders, so that, after giving effect to such prepayments and any borrowings on such date of all or any portion of such Increased Commitments, the principal balance of all outstanding Revolving Loans owing to each Lender is equal to such Lender’s pro rata share (after giving effect to any nonratable Increased Commitment pursuant to this Section 2.19) of all then outstanding Revolving Loans. The Administrative Agent and the Lenders hereby agree that the Borrowing Request, minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The deemed payments made pursuant to clause (ii) of the second preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods. For the avoidance of doubt, no Lender shall have any obligation to provide any Increased Commitment.

(b) This Section 2.19 shall override any provisions in Section 9.02 to the contrary.

SECTION 2.20 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower or any Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-

appealable judgment is given. The obligations of the Borrower and any Guarantor in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower and each Guarantor agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

SECTION 2.21 Extended Revolving Commitments.

(a) Request for Extended Revolving Commitments. The Borrower may at any time and from time to time after the Effective Date, upon written request to the Administrative Agent (each, a “Revolving Extension Request”), not earlier than 60 days prior to the proposed date of the effectiveness of such extension and no later than 30 days prior to the proposed date of the effectiveness of such extension (or, in each case, such other time periods as agreed to by the Administrative Agent in its reasonable discretion), request to extend the applicable Revolving Credit Maturity Date with respect thereto (the “Existing Maturity Date”) for an additional one year from the then Latest Maturity Date then in effect (any such Revolving Commitments so amended, “Extended Revolving Commitments”); provided that (i) other than as set forth in clause (iv) below, after giving effect to any Extended Revolving Commitment under this Section 2.21, the Revolving Credit Maturity Date shall be no later than five years after the date of such extension, (ii) any such Extended Revolving Commitments shall be offered on the same terms (including as to the proposed interest rates and fees) to each Revolving Lender under the applicable Existing Revolver Tranche on a ratable basis ~~and~~, (iii) the Borrower shall be permitted to extend the Existing Maturity Date pursuant to this Section 2.21 no more than three times commencing after the Amendment No. 3 Effective Date and (iv) Revolving Commitments held by the Consenting Lenders (as defined in Amendment No. 3) may be extended to December 22, 2028. Promptly after receipt of any Revolving Extension Request, the Administrative Agent shall provide a copy of such request to each of the Revolving Lenders under the applicable Existing Revolver Tranche to be amended, which request shall set forth the proposed terms (which shall be determined in consultation with the Administrative Agent) of the Extended Revolving Commitments to be established. Each Revolving Extension Request shall specify (A) the applicable Class of Commitments and Loans hereunder to be extended, (B) the date to which the applicable maturity date is sought to be extended, (C) the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Extending Revolving Lenders (as defined below) in respect of that portion of their Commitments and Loans extended to such new maturity date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (D) any other amendments or modifications to this Agreement applicable to such Extended Revolving Commitments, provided that no such changes or modifications pursuant to this clause (D) shall become effective prior to the then Latest Maturity Date. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Revolving Lender is requested to respond to such request (which shall in no event be less than fifteen (15) calendar days (or such shorter period as may be agreed by the Administrative Agent) from the date of delivery of such notice to such Revolving Lenders) and shall agree to such procedures, if any, as may be established by, or reasonably acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.21.

(b) Election to Extend. Any Revolving Lender wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche amended into Extended Revolving Commitments (each, an “Extending Revolving Lender”) specified in the Revolving Extension Request shall notify the Administrative Agent on or prior to the response date specified in such Revolving Extension Request of the amount of its Revolving Commitments it has elected to be amended (subject to any minimum denomination requirements imposed by the Administrative Agent not to exceed $25,000,000). No Revolving Lender shall have any obligation to agree to provide any Extended Revolving Commitment pursuant to any Revolving Extension Request. Any Revolving Lender not responding on or prior to such response date shall be deemed to have declined such Revolving Extension Request. The Administrative Agent shall notify the Borrower and each Revolving Lender under the applicable Existing Revolver Tranche of responses to such Revolving Extension Request. In the event that the aggregate principal amount of existing Revolving Commitments that the Extending Revolving Lenders have elected to amend pursuant to the relevant Revolving Extension Request exceeds the amount of Extended Revolving Commitments requested by the Borrower, the principal amount of Extended Revolving Commitments requested by the Borrower shall be allocated to each Extending Revolving Lender in such manner and in such amounts as may be agreed by Administrative Agent and the Borrower, in their sole discretion. In the event of such extension, and notwithstanding anything herein to the contrary, the Commitment of each non-Extending Revolving Lender shall terminate on the Revolving Credit Maturity Date in effect prior to such extension, all Loans and other amounts payable hereunder to such non-Extending Revolving Lenders shall become due and payable on such Revolving Credit Maturity Date and the total Commitment of the Lenders hereunder shall be reduced by the Commitments of non-Extending Revolving Lenders so terminated on such Revolving Credit Maturity Date.

(c) Revolving Extension Amendment. Extended Revolving Commitments shall be established pursuant to an amendment (each, a “Revolving Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Revolving Lender, if any, providing an Extended Revolving Commitment thereunder, which shall be consistent with the provisions set forth in Sections 2.21(a), (b) and (d) (but which shall not require the consent of any other Lender). The effectiveness of any Revolving Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (with all references in such Sections to a Borrowing being deemed to be references to such Revolving Extension Request) and receipt of a certificate to that effect and, any other condition as may be agreed among the Borrower, the Administrative Agent and the Extending Revolving Lenders. The Administrative Agent shall promptly notify each Revolving Lender as to the effectiveness of each Revolving Extension Amendment and the matters specified therein. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Revolving Extension Amendment, without the consent of any other Lender, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Revolving Commitments incurred pursuant thereto, and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21, in each case, in a manner consistent with the terms of this Section 2.21 and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Revolving Extension Amendment.

(d) Terms of Extended Revolving Commitments. Except as expressly provided herein, all Extended Revolving Commitments effected pursuant to any Revolving Extension Request and Revolving Extension Amendment shall be subject to the same terms (including borrowing terms, interest terms and payment terms), and shall be subject to the same conditions as the then existing Revolving Commitments (it being understood that customary arrangement, commitment, upfront or similar fees payable to one or more Arrangers (or their Affiliates) or one or more Extending Revolving Lenders, as the case may be, may be different than those paid with respect to the existing Revolving Lenders under the then existing Revolving Commitments on or prior to the Effective Date or with respect to any other Extending Revolving Lenders in connection with any other Extended Revolving Commitments effected pursuant to this Section 2.21); provided, however, that at the election of the Borrower (in consultation with the Administrative Agent), the Borrower may offer to effect Extended Revolving Commitments with (i) interest and fees at different rates applicable solely with respect to such Extended Revolving Commitments (and related outstandings), which may take effect as of the date of the Revolving Extension Amendment, and (ii) such other covenants and terms, which in the case of this clause (ii), apply to any period after the Latest Maturity Date that is in effect on the effective date of the Revolving Extension Amendment related thereto (immediately prior to the establishment of such Extended Revolving Commitments). After giving effect to any Extended Revolving Commitment, all borrowings under the Revolving Commitments (including any such Extended Revolving Commitments) and repayments thereunder shall be made on a pro rata basis (except for (x) any payments of interest and fees at different rates on any Revolving Extension Series (and related Loans thereunder) and (y) repayments required upon the applicable Revolving Credit Maturity

Date of other Revolving Commitments). If a Revolving Extension Amendment has become effective hereunder, not later than the fifth Business Day prior to the Existing Maturity Date the Borrower shall make prepayments of Revolving Loans and shall Cash Collateralize Letters of Credit, such that, after giving effect to such prepayments and such provision of cash collateral, the aggregate Revolving Credit Exposure as of such date will not exceed the aggregate Extended Revolving Commitments of the Extended Revolving Lenders extended pursuant to this Section 2.21 (and the Borrower shall not be permitted thereafter to request any Revolving Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the aggregate Revolving Credit Exposure would exceed the aggregate amount of the Extended Revolving Commitments then in effect).

(e) Revolving Extension Series. Any Extended Revolving Commitments effected pursuant to a Revolving Extension Request shall be designated a series (each, a “Revolving Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Commitments effected from an Existing Revolver Tranche may, to the extent provided in the applicable Revolving Extension Amendment, be designated as an increase in any previously established Revolving Extension Series with respect to such Existing Revolver Tranche.

SECTION 2.22 Defaulting Lender.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ L/C Exposure with respect to such Defaulting Lender in accordance with Section 2.05(g); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future L/C Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(g); sixth, to the payment of any amounts owing to the

Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Disbursements are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Disbursements shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment. Subject to Section 9.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(iii) Cash Collateral. If the reallocation described in Section 2.22(a)(ii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ L/C Exposure in accordance with the procedures set forth in Section 2.05(g).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative

Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(ii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that, after giving effect to such Letter of Credit and the reallocation of all Defaulting Lenders’ participation therein pursuant to Section 2.22(a)(ii), the aggregate Revolving Credit Exposure of all non-Defaulting Lenders does not exceed the aggregate Revolving Commitments of all non-Defaulting Lenders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower, as applicable, represents and warrants to the Administrative Agent, the Lenders and the Issuing Banks that:

SECTION 3.01 Organization; Powers. It is duly organized or incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation, have all requisite power and authority to carry on their respective business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, are qualified to do business in, and are in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. The Loan Documents have been duly executed and delivered by each Loan Party party thereto and constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (A) the approvals, consents, registrations, actions and filings which have been duly obtained, taken, given or made and are in full force and effect and (B) those approvals, consents, registrations or other actions or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of any Loan Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any material asset of any Loan Party (other than Liens permitted by Section 6.02); except, with respect to any violation or default referred to in clause (b)(i) or (c) above, to the extent that such violation or default would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Financial Statements; Financial Condition; No Material Adverse Change.

(a) (i)(x) The audited balance sheet of RP Investments for the fiscal year ending December 31, 2021, and the related statements of income or operations, shareholders’ equity and cash flows for such fiscal year of RP Investments, including the notes thereto, present fairly, in all material respects, the financial position of RP Investments as of such date and the results of its operations and the changes in its cash flows for such periods in accordance with GAAP and (ii)(x) the audited consolidated balance sheet of Holdings and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity and cash flows for the fiscal year ending December 31, 2021, including the notes thereto, and (y) the unaudited financial statements of Holdings and its Consolidated Subsidiaries, as of, and for the fiscal quarter ending June 30, 2022, in each case of this clause (ii), present fairly, in all material respects, the financial position of the Consolidated Group as of such dates and the results of their operations and the changes in their cash flows for such periods in accordance with GAAP.

(b) Except as set forth on Schedule 3.04(b), since December 31, 2021, there has been no material adverse change in the financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole.

SECTION 3.05 Properties and Interests. Holdings and its Subsidiaries’ property and interests (including Royalty Assets) are free of claims and disputes, except as would not have a Material Adverse Effect.

SECTION 3.06 Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting Holdings or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination that (i) would reasonably be expected to materially and adversely affect the performance by any Loan Party of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents to which such Loan Party is a party or (ii) other than with respect to Disclosed Matters, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements. Except as set forth on Schedule 3.07, each of Holdings and its Subsidiaries are in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all agreements and other instruments (excluding agreements governing Funded Debt) binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. Neither the Borrower nor any other Loan Party is registered or required to register as an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each of Holdings and its Subsidiaries has filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes (including any Taxes in the capacity of a withholding agent) required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books reserves to the extent required by GAAP or (b) to the extent that the failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.10 Ranking. The obligations of Holdings and the Borrower under this Agreement rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of Holdings and the Borrower, respectively.

SECTION 3.11 [Reserved].

SECTION 3.12 Disclosure. None of the reports, financial statements, certificates or other written information (excluding any financial projections or pro forma financial information and information of a general economic or general industry nature) furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole and when taken together with Holdings’ SEC filings at such time, contains as of the date such statement, information, document or certificate was so furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The projections and pro forma financial information contained in the materials referenced above have been prepared in good faith based upon assumptions believed by management of Holdings to be reasonable at the time made, it being recognized by the Lenders that such financial information is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

SECTION 3.13 Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.14 PATRIOT Act and Anti-Corruption Laws. Holdings and each of its Subsidiaries and, to the knowledge of Holdings or any Subsidiary thereof, their Affiliates or any director, officer, agent, employee or other Person acting on behalf of Holdings or any Subsidiary is in compliance, in all material respects, with the Act and all Anti-Corruption Laws. Holdings has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws. No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Act and Anti-Corruption Laws.

SECTION 3.15 OFAC.

(a) Neither Holdings nor any Subsidiary or any of their directors, officer thereof nor, to the knowledge of Holdings or any Subsidiary thereof, their Affiliates or any agent, employee or other Person acting on behalf of Holdings or any Subsidiary (i) is or has been a Sanctioned Person; or (ii) transacted business with or for the benefit of any Sanctioned Person.

(b) Holdings and its Subsidiaries and, to the knowledge of Holdings and its Subsidiaries, their Affiliates have conducted their businesses in compliance, in all material respects, with all applicable Sanctions and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with applicable Sanctions.

(c) The Borrower represents and covenants that no Loan, nor the proceeds from any Loan, has been or will be used and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or, to the knowledge of the Borrower, indirectly, to lend, contribute, provide or has otherwise been made or will otherwise be made available for the purpose of funding or facilitating any activity or business in any Sanctioned Country or for the purpose of funding or facilitating any activity or business of or with any Sanctioned Person, except to the extent permitted for a Person required to comply with Sanctions, or in any other manner that will result in any violation of Sanctions by any Lender, any Arranger or the Administrative Agent.

(d) This Section 3.15 shall not be interpreted or applied in relation to any Loan Party to the extent that the covenants made pursuant to this Section 3.15 violate or expose such entity or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the United Kingdom or the European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96).

SECTION 3.16 ERISA. Neither Holdings nor any of its Subsidiaries or Affiliates maintains, sponsors, contributes to or has any liability (contingent or otherwise) with respect to any “employee benefit plans” within the meaning of ERISA. The Borrower is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of or performance of the Revolving Loans, the Letters of Credit, the Revolving Commitment and this Agreement.

SECTION 3.17 Subsidiaries. As of the Effective Date, Holdings has no Subsidiaries other than the Borrower and the Subsidiaries listed on Schedule 3.17.

SECTION 3.18 Use of Proceeds. The proceeds of Loans and other Credit Events will be used, directly or indirectly, (i) for working capital, capital expenditures, and other lawful corporate purposes and (ii) to finance acquisitions and other investments, including acquisitions and purchases of Royalty Assets.

SECTION 3.19 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document on the Effective Date.

ARTICLE IV

CONDITIONS

SECTION 4.01 Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date on which the following conditions precedent have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received a counterpart of this Agreement duly executed and delivered by Holdings, the Borrower, each Lender and the Issuing Bank, in form reasonably satisfactory to the Administrative Agent and each of the Lenders;

(b) The Administrative Agent shall have received Notes executed by the Borrower in favor of each Lender requesting Notes at least three Business Days prior to the Effective Date, in form reasonably satisfactory to the Administrative Agent and each of the Lenders;

(c) The Administrative Agent shall have received the executed legal opinion letters of counsel to the Borrower and Holdings, each in a form reasonably satisfactory to the Administrative Agent and each of the Lenders;

(d) The Administrative Agent shall have received a certificate of a director of Holdings and the Borrower, in each case dated the Effective Date, certifying and/or attaching (A) the certificate of incorporation and, with respect to Holdings, the certificate of incorporation on re-registration as a public company, (B) the Articles of Association of Holdings and the Borrower and that such Articles of Association have not been amended, supplemented or otherwise modified since the Effective Date and are in full force and effect, (C) the resolutions of Holdings’ and the Borrower’s Board of Directors approving and authorizing the Transaction and the execution, delivery and performance of the Loan Documents executed by such Person and (D) the names and true signatures of the incumbent officers of Holdings or the Borrower authorized to sign the Loan Documents, each in a form reasonably satisfactory to the Administrative Agent and each of the Lenders;

(e) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, in form reasonably satisfactory to the Administrative Agent and each of the Lenders, certifying that (A) the representations and warranties of Holdings and the Borrower set forth in Article III and in any other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of the Effective Date, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of any such earlier date and (B) no Default has occurred or is continuing as of the Effective Date or will occur after giving effect to the Effective Date and any extension of credit to the Borrower thereunder on the date thereof;

(f) The Administrative Agent shall have received at least three Business Days prior to the Effective Date all documentation and other information regarding the Borrower required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, in each case to the extent reasonably requested to the Borrower in writing at least five Business Days prior to the Effective Date; and

(g) All costs, fees and expenses (including legal fees and expenses) due and payable to the extent invoiced at least three Business Days prior to the Effective Date (or such shorter period as agreed to by the Borrower), the fees contemplated by the Fee Letters payable to the Arrangers, the Administrative Agent or the Lenders and any accrued and unpaid interest, fees or expenses outstanding under the Existing Credit Agreement for the period through and including the Effective Date shall have been paid on or prior to the Effective Date, in each case, to the extent required by the Fee Letters or the Loan Documents to be paid on or prior to the Effective Date.

Without limiting the generality of the provisions of the sub-clause (e)(v) of clause (c) of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, on or after the Effective Date, is subject to the satisfaction of the following conditions:

(a) The Effective Date shall have occurred;

(b) The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of any such earlier date;

(c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(d) The Administrative Agent shall have received a Borrowing Request, duly completed and executed by the Borrower.

Except to the extent required above, each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees payable hereunder shall have been paid in full and all Obligations (other than Pari Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made) hereunder have been paid or satisfied and all Letters of Credit shall have expired or terminated or been Cash Collateralized on terms satisfactory to the Issuing Banks (or have been backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Banks) and all L/C Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Banks that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for further distribution to each Lender:

(a) as soon as available, but in any event not later than five (5) Business Days after the date such deliveries are required by the SEC (after giving effect to any extension (such extension not to exceed 20 Business Days) of such due date that has been requested and obtained by the Borrower) after the end of each fiscal year of Holdings, the audited consolidated balance sheet of Holdings and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year (commencing with the fiscal year ending December 31, 2021), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of Holdings and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) as soon as available, but in any event not later than five (5) Business Days after the date such deliveries are required by the SEC (after giving effect to any extension (such extension not to exceed 20 Business Days) of such due date that has been requested and obtained by the Borrower) after the end of each of the first three fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ending September 30, 2021), the unaudited consolidated balance sheet of Holdings and its Consolidated Subsidiaries and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of Holdings and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; it being understood that comparatives, or elapsed portions in certain fiscal years, may reference the financial statements of Royalty Pharma Investments, an Irish Unit Trust, so long as such references are made in a manner consistent with the unaudited financial statements of Holdings for the quarter ended June 30, 2020;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate substantially in the form of Exhibit E executed by a Financial Officer (x) certifying as to whether, to the knowledge of such Financial Officer after reasonable inquiry, a Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) setting forth reasonably detailed calculations demonstrating compliance with the covenants set forth in Section 6.06 (and including, to the extent applicable, the ratio level permitted under Section 6.06(a) for the applicable period after giving effect to any increase in such ratio level as a result of a Qualifying Material Acquisition);

(d) [reserved];

(e) promptly after the same become available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of Holdings or the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Financial statements and other information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(e) shall be deemed to have been delivered if such statements and information shall have been posted by Holdings on its website or shall have been posted on IntraLinks or similar site to which all of the Lenders have been granted access or are publicly available on the SEC’s website pursuant to the EDGAR system.

The Borrower acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such “public side” Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings and its Subsidiaries for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Notwithstanding anything to the contrary herein, nothing in this Agreement will require Holdings, the Borrower or any Subsidiary to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Law or binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that in the event that the Borrower does not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this paragraph relating to violation of any obligation of confidentiality, the Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality).

SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent promptly (but in any event within five (5) Business Days) written notice after any Financial Officer obtains knowledge of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer or director of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. Holdings and the Borrower will, and will each cause each of their respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence, and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business, except, in the case of the preceding clause (ii), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction that is not otherwise prohibited under Section 6.03.

SECTION 5.04 [Reserved].

SECTION 5.05 Books and Records. Holdings will, and will cause each of its Subsidiaries to maintain proper books of record and account in conformity with GAAP and, as necessary, also such additional books of record and account as may be required by Governmental Authority.

SECTION 5.06 Inspection Rights. Holdings will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or, during the continuance of an Event of Default, any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its senior officers and use commercially reasonable efforts to make its independent accountants available to discuss the affairs, finances and condition of Holdings, all at the expense of the Administrative Agent or Lender (except when an Event of Default exists, in which case, all such inspections shall be conducted at the expense of the Borrower), as applicable, all at such reasonable times and as often as reasonably requested and in all cases subject to applicable Law and the terms of applicable confidentiality agreements and to the extent Holdings reasonably determines that such inspection, examination or discussion will not violate or result in the waiver of any attorney-client privilege; provided that (i) the Lenders will conduct such requests for visits and inspections through the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, such visits and inspections can occur no more frequently than once per year. The Administrative Agent and the Lenders shall give Holdings the opportunity to participate in any discussions with Holdings’ independent accountants.

SECTION 5.07 Compliance with Laws. Holdings will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Transaction with Affiliates. Holdings will, and will cause each of its Subsidiaries to, not enter into any transaction with any Affiliate of Holdings, whether or not in the ordinary course of business, on terms that are less favorable to Holdings or such Subsidiary, as the case may be, than those that would be obtained at the time in a comparable arm’s-length transaction with a Person who is not an Affiliate of Holdings, in each case, other than:

(a) any transaction having a fair market value not in excess of the greater of (x) $26,000,000 and (y) 1% of ~~Consolidated~~Adjusted EBITDA of Holdings for the most recently ended Test Period;

(b) transactions between or among Holdings, its Subsidiaries and/or any entity that becomes a Subsidiary as a result of such transaction not involving any other Affiliate;

(c) the payment of customary compensation and benefits and reimbursements of out-of-pocket costs to, and the provision of indemnity on behalf of, directors, officers, consultants, employees and members of the Boards of Directors of Holdings or such Subsidiary;

(d) loans and advances to officers, directors, consultants and employees of Holdings or its Subsidiaries or the Manager in the ordinary course of business;

(e) Restricted Payments and other payments not prohibited under Section 6.04;

(f) distributions and the agreements and arrangements existing on the Effective Date relating to ~~Employment Related Expenses~~Payments for Operating and Professional Costs and to the governance of RP Investments;

(g) the payment of fees and expenses related to the Transactions;

(h) the issuance of Qualified Equity Interests of Holdings and the granting of registration or other customary rights in connection therewith

(i) the existence of, and the performance by Holdings or any Subsidiary of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Effective Date and similar agreements that it may enter into thereafter; provided that the existence of, or the performance by Holdings or any Subsidiary of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Effective Date to the extent not more adverse to the interest of the Lenders in any material respect when taken as a whole (in the good faith determination of Holdings) than any of such documents and agreements as in effect on the Effective Date;

(j) consulting services to joint ventures in the ordinary course of business and any other transactions between or among Holdings, its Subsidiaries and joint ventures in the ordinary course of business;

(k) transactions with landlords, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and not otherwise prohibited by this Agreement; and

(l) transactions approved by the Nominating and Corporate Governance Committee of the Board of Directors of Holdings in accordance with Holdings’ policy regarding related party transactions in effect from time to time.

SECTION 5.09 Guarantees and Liens.

(a) If any Subsidiary of Holdings becomes a guarantor or an obligor in respect of any Triggering Funded Debt, within fifteen (15) Business Days of such event (or such later date as agreed to by the Administrative Agent), Holdings shall, at the sole cost and expense of the Borrower, cause such Subsidiary to enter into a joinder to this Agreement (in form and substance reasonably satisfactory to the Administrative Agent and the Borrower), pursuant to which such Subsidiary Guarantees the Obligations in favor of the Administrative Agent to the same extent as any and all other Triggering Funded Debt shall be so guaranteed (each such joinder, a “Guarantor Joinder Agreement”); provided that, (i) if such other Triggering Funded Debt is subordinated to the Obligations, such Guarantee shall be subordinated to the same extent and on the same terms, (ii) at the Borrower’s election, the Guarantor Joinder Agreement may take the form of a separate guarantee agreement (and not a joinder to this Agreement), so long as such separate guarantee agreement is in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and (iii) in no event shall a Subsidiary of Holdings be required to provide a Guarantee of the Obligations if (x) Holdings and the Administrative Agent reasonably determine that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or (y) Holdings in consultation with the Administrative Agent reasonably determines that such Guarantee would result in adverse tax consequences to Holdings or any of its Subsidiaries.

(b) If Holdings issues any senior notes to Persons that are not Affiliates of Holdings and such notes are secured by Liens on any Property of Holdings (whether on the initial date of issuance or thereafter), the Guarantee by Holdings of the Obligations shall, within fifteen (15) Business Days of such event (or such later date as agreed to by the Administrative Agent), be secured on an equal and ratable basis with such Liens securing such notes pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

SECTION 5.10 Royalty Proceeds; Cash Management.

(a) The RP Investments Concentration Account, which shall be the sole deposit account from which funds are distributed by RP Investments to the equityholders of RP Investments, shall be subject at all times to standing instructions directing the Applicable RPI 2019 Ownership Percentage of the funds on deposit therein to be swept on a daily basis to the RPI 2019 Collections Account.

(b) All Royalty Proceeds now or hereafter owned by RPCT shall be paid directly by the applicable contract obligors into the RPCT Collections Account, and so long as the RPCT Collections Account receives funds by such contract obligors such deposit account shall be subject at all times to standing instructions directing at least 80% of the funds on deposit in such deposit account to be swept on a daily basis to a deposit account held by RP Investments or any wholly-owned direct or indirect Subsidiary thereof.

(c) Schedule 5.10 describes (i) the deposit accounts of RP Investments and its Subsidiaries as of the Amendment No. ~~1~~3 Effective Date into which payments due in respect of Royalty Assets, and other amounts paid or collected in respect of Royalty Assets, are deposited and (ii) standing instructions in effect as of, or which shall be in effect as soon as reasonably practicable after, the Amendment No. ~~1~~3 Effective Date applicable to such deposit accounts. The Borrower shall cause RP Investments and its Subsidiaries to maintain the account and collection structure described in the preceding clause (i) and the standing instructions described in the preceding clause (ii); provided that, notwithstanding anything in this Section 5.10 to the contrary, RP Investments and its Subsidiaries may modify such account and collection structure and/or such standing instructions so long as such modifications, in the reasonable and good faith determination of the Borrower and the Administrative Agent, are not materially adverse to the interests of the Lenders~~.~~ (it being understood and agreed that any such modifications resulting from (x) the acquisition by Royalty Pharma Investments ICAV of RPI Acquisitions (Ireland) Limited from RP Investments and (y) the transactions described in Schedule 1.01 hereto shall be deemed not materially adverse to the interests of the Lenders). It is understood and agreed that the Borrower may, in its reasonable discretion, directly or indirectly cause funds to remain in any deposit account of RP Investments and its Subsidiaries (other than, in the case of the following clause (x), in a deposit account of RPCT) in an amount that the Borrower (or its applicable Affiliate or their respective managers) reasonably determines is necessary (x) to satisfy the pro rata portion of milestone payments, installment payments, royalty or revenue sharing payments and payments of research and development expenses in respect of acquired Royalty Assets, in each case with respect to contractual obligations of RP Investments and its Subsidiaries existing on the Amendment No. 1 Effective Date or (y) to maintain the existence or good standing of RP Investments or any of its Subsidiaries or to satisfy any of their obligations under their organization documents or in respect of their ordinary course expenses, including payment obligations owed by such Subsidiary to its trustee or owner trustee (or similar Person) or obligations in respect of withholding taxes. Nothing in this Section 5.10(c) shall prohibit Holdings or any of its Subsidiaries (other than RP Investments and any of its Subsidiaries) from replacing any existing deposit account (other than the RPI 2019 Collections Account) with a new deposit account at any financial institution chosen by the Borrower or any of its Subsidiaries. RP Investments or any of its Subsidiaries may replace any existing deposit account with a new deposit account that is at any Approved Financial Institution and the RPI 2019 Collections Account may be replaced with a new deposit account at any

Approved Financial Institution so long as such replacement does not result in a change to the account and collection structure and/or standing instructions that is materially adverse to the interests of the Lenders (in the reasonable and good faith determination of the Borrower and the Administrative Agent).

(d) Notwithstanding the foregoing, the obligations set forth in this Section 5.10 shall automatically cease to apply if RP Investments becomes a direct or indirect wholly-owned Subsidiary of the Borrower.

SECTION 5.11 Anti-Corruption Laws; Sanctions. Holdings and its Consolidated Subsidiaries will conduct their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

SECTION 5.12 Use of Proceeds. The proceeds of Loans and other Credit Events will be used, directly or indirectly, (i) for working capital, capital expenditures, and other lawful corporate purposes and (ii) to finance acquisitions and other investments, including acquisitions and purchases of Royalty Assets.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees payable hereunder shall have been paid in full and all Obligations (other than Pari Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made) hereunder have been paid or satisfied and all Letters of Credit shall have expired or terminated or been Cash Collateralized on terms satisfactory to the Issuing Banks (or have been backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Banks) and all L/C Disbursements shall have been reimbursed, Holdings and the Borrower covenant and agree with the Administrative Agent, the Lenders and the Issuing Banks that:

SECTION 6.01 Funded Debt. Holdings will not permit any Subsidiary that is not a Loan Party (other than any Permitted FinCo) to, create, incur, assume or permit to exist any Funded Debt, except:

(a) Funded Debt created under the Loan Documents, including any Guarantee of the Obligations entered into pursuant to Section 5.09;

(b) Funded Debt existing on the Effective Date and set forth in Schedule 6.01 or that could be incurred on the Effective Date pursuant to commitments set forth in Schedule 6.01 or as contemplated in Schedule 6.01 and Permitted Refinancing Indebtedness in respect of Funded Debt permitted by this clause (b);

(c) (i) Funded Debt of any Subsidiary that is not a Loan Party owing to (x) a Loan Party or (y) any other Subsidiary; (ii) Guarantees of Funded Debt of any Loan Party by any Subsidiary, so long as the Borrower complies with the obligations described in Section 5.09, to the extent applicable; and (iii) Guarantees of Funded Debt of any Subsidiary by any other Subsidiary;

(d) (x) Funded Debt of any Person that becomes a Subsidiary of Holdings or Funded Debt assumed in connection with an acquisition or other investment after the Effective Date that is not prohibited under this Agreement; provided that such Funded Debt (A) existed at the time such Person became a Subsidiary of Holdings or the assets subject to such Funded Debt were acquired and (B) was not created or incurred in anticipation thereof and (y) Permitted Refinancing Indebtedness in respect of the foregoing;

(e) (x) Funded Debt that is issued, assumed or guaranteed (i) prior to, at the time of, or within 12 months after the acquisition of any assets or property for the purpose of financing all or any part of the purchase price thereof and (ii) for which recourse for the repayment thereof is limited to such assets or property and any alteration, repair, improvement and accessions thereto; provided that, the aggregate outstanding principal amount of such Funded Debt issued, assumed or guaranteed pursuant to this clause (e) (including Permitted Refinancing Indebtedness permitted by sub-clause (y)), together with the aggregate outstanding principal amount of any Funded Debt issued, assumed or guaranteed in reliance on Section 6.01(f) and the outstanding principal amount of any Funded Debt that is secured by any assets, property or revenue of any Loan Party in reliance on Section 6.02(c), shall not at the time of incurrence exceed $250,000,000 and (y) Permitted Refinancing Indebtedness in respect of the foregoing;

(f) (x) Funded Debt issued, assumed or guaranteed (i) prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of any assets or property for the purpose of financing all or any part of the cost thereof, and (ii) for which recourse for the repayment thereof is limited to such assets or property and any alteration, repair, improvement and accessions thereto; provided that, the aggregate outstanding principal amount of such Funded Debt issued, assumed or guaranteed pursuant to this clause (f) (including Permitted Refinancing Indebtedness permitted by sub-clause (y)), together with the aggregate outstanding principal amount of any Funded Debt issued, assumed or guaranteed in reliance on Section 6.01(e) and the outstanding principal amount of any Funded Debt that is secured by any assets, property or revenue of any Loan Party in reliance on Section 6.02(c), shall not at the time of incurrence exceed $250,000,000 and (y) Permitted Refinancing Indebtedness in respect of the foregoing;

(g) Funded Debt in respect of bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) issued or incurred in the ordinary course of the activities of a company operating in the pharmaceutical or life sciences sector (and not for the purpose of financing acquisitions);

(h) Funded Debt supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(i) Funded Debt in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Section 7.01;

(j) Funded Debt consisting of bona fide purchase price adjustments or indemnification and similar obligations incurred in connection with acquisitions not prohibited by Section 6.05;

(k) [reserved];

(l) (x) other Funded Debt; provided that, the aggregate outstanding principal amount of such Funded Debt issued, assumed or guaranteed pursuant to this clause (l) (including Permitted Refinancing Indebtedness permitted by sub-clause (y)), together with the aggregate outstanding principal amount of any Funded Debt that is secured by any assets, property or revenue of any Loan Party in reliance on Section 6.02(j), shall not at the time of incurrence exceed the greater of (x) $1,300,000,000 and (y) 50% of ~~Consolidated~~Adjusted EBITDA for the most recent Test Period, determined on a Pro Forma Basis and (y) Permitted Refinancing Indebtedness in respect of the foregoing; and

(m) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (l) above.

SECTION 6.02 Liens . Holdings and the Borrower will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any assets, property or revenue, whether now owned or hereafter acquired (collectively, “Property”), of such Loan Party to secure Funded Debt, without providing that the Obligations (together with any other Funded Debt of such Loan Party existing at such time or thereafter created that is not subordinate to the Obligations that is required to be secured on an equal and ratable basis) shall be secured equally and ratably with (or prior to) such secured Funded Debt, so long as such secured Funded Debt shall be so secured, except that the foregoing shall not prohibit any Loan Party from creating, incurring, assuming or permitting to exist any of the following Liens:

(a) any Lien on any Property of a Loan Party existing on the Effective Date and set forth in Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien shall not apply to any other Property of such Loan Party other than (A) improvements and after-acquired Property that is affixed or incorporated into the Property covered by such Lien or financed by Funded Debt permitted under Section 6.01 and (B) proceeds and products thereof, and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(b) any Lien existing on any Property prior to the acquisition thereof by any Loan Party (including on the Equity Interests of any Person that becomes a Subsidiary of a Loan Party) or existing on any Property of any Person that becomes a Loan Party after the Effective Date prior to the time such Person becomes a Subsidiary of Holdings; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Holdings, as the case may be, (ii) such Lien shall not apply to any other Property of such Loan Party (other than the proceeds or products of the Property covered by such Lien and other than improvements and after-acquired property that is affixed or incorporated into the Property covered by such Lien) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and Permitted Refinancing Indebtedness in respect thereof;

(c) (x) Liens securing Funded Debt on or with respect to Property acquired from any Person other than Holdings or any of its Subsidiaries (including acquisitions through merger or consolidation or the acquisition of Equity Interests of any Person owning such property), leased, constructed, improved or repaired by Holdings or any of its Subsidiaries (including general intangibles, proceeds and improvements, accessories and upgrades thereto) if such Liens are created contemporaneously with, or within twelve (12) months after, such acquisition or lease or the commencement or completion of construction, improvement or repair to secure or provide for the payment of all or a portion of the purchase price of such Property or the cost of construction or improvement or repair thereof (including any Funded Debt and other obligations incurred to finance such acquisition, lease, construction, improvement or repair), as the case may be; provided that, the aggregate outstanding principal amount of any Funded Debt that is secured by any Property of any Loan Party in reliance on this clause (including any Permitted Refinancing Indebtedness permitted to be secured by sub-clause (y)), together with the aggregate outstanding principal amount of any Funded Debt issued, assumed or guaranteed in reliance on Section 6.01(e) or 6.01(f), shall not at the time of incurrence exceed $250,000,000 and (y) any Liens securing Permitted Refinancing Indebtedness in respect of any Funded Debt initially secured pursuant to the preceding sub-clause (x), so long as such Liens shall not apply to any Property of such Loan Party that did not secure such initial Funded Debt (other than the proceeds or products of the Property covered by such Lien and other than improvements and after-acquired property that is affixed or incorporated into the Property covered by such Lien);

(d) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith by appropriate proceedings and for which Holdings or the applicable Subsidiary, as the case may be, has set aside on its books reserves to the extent required by GAAP;

(e) Liens in favor of any Loan Party;

(f) Liens in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Section 7.01;

(g) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unpaid insurance premiums under the insurance policy related to such insurance premium financing arrangement;

(h) Liens in favor of the Administrative Agent for the benefit of the Issuing Banks and the Revolving Lenders on cash and Cash Equivalents deposited as Cash Collateral on Letters of Credit as contemplated by this Agreement;

(i) Liens on any margin stock, if and to the extent the value of all margin stock of Holdings and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section 6.02; and

(j) (x) Liens on the Property of any Loan Party securing Funded Debt not otherwise permitted by this Section 6.02; provided that, the aggregate outstanding principal amount of such Funded Debt permitted to be incurred pursuant to this clause (j) (including any Permitted Refinancing Indebtedness permitted to be secured by sub-clause (y)), together with the aggregate outstanding principal amount of any Funded Debt that is incurred in reliance on Section 6.01(l), shall not at the time of incurrence exceed the greater of (x) $1,300,000,000 and (y) 50% of ~~Consolidated~~Adjusted EBITDA for the most recent Test Period, determined on a Pro Forma Basis; and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Funded Debt initially secured pursuant to the preceding sub-clause (x), so long as such Liens shall not apply to any Property of such Loan Party that did not secure such initial Funded Debt (other than the proceeds or products of the Property covered by such Lien and other than improvements and after-acquired property that is affixed or incorporated into the Property covered by such Lien).

SECTION 6.03 Fundamental Changes. None of the Loan Parties may consolidate with or merge into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) such Loan Party is the surviving Person, or the Person formed by such consolidation or into which such Loan Party is merged or the Person which acquires by conveyance or transfer, or which leases, such Loan Party’s properties and assets substantially as an entirety (the “Successor Party”) is a corporation, limited liability company, partnership or other entity that is organized and validly existing under the laws of the United States,

England and Wales or other jurisdiction reasonably acceptable to each Lender, and has expressly assumed by a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower all of the obligations of such Loan Party under this Agreement and any other Loan Documents, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing and (iii) solely with respect to any transaction with a Successor Party, all documentation and other information with respect to such Successor Party as reasonably requested in writing no less than ten Business Days prior to the proposed effectiveness of such transaction by the Administrative Agent or any Lender that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, shall have been so provided no later than three Business Days prior to the date of such transaction (or such later date as may be agreed by the Administrative Agent).

SECTION 6.04 Restricted Payments. Neither Holdings nor the Borrower will make, directly or indirectly, any Restricted Payment, except:

(a) Holdings or the Borrower may declare and pay dividends or other distributions with respect to their Equity Interests payable solely in additional shares of their Qualified Equity Interests or options to purchase Qualified Equity Interests;

(b) Holdings or the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans, other benefit plans for present or former officers, directors, consultants or employees of Holdings or any of its Subsidiaries (including director fees) in an amount not to exceed $25,000,000 in any fiscal year (with any unused amount of such base amount available for use in the next succeeding fiscal year);

(c) repurchases of Equity Interests in Holdings or the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(d) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Qualified Equity Interests of Holdings or the Borrower;

(e) payments made to exercise, settle or terminate any Permitted Warrant Transaction (A) by delivery of Holdings’ common stock constituting Qualified Equity Interests, (B) by set-off against the related Permitted Bond Hedge Transaction, or (C) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by Holdings or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(f) payments made in connection with any Permitted Bond Hedge Transaction;

(g) [reserved];

(h) Restricted Payments in respect of ~~Employment Related Expenses~~Payments for Operating and Professional Costs;

(i) [reserved];

(j) the performance of payment and other obligations under Guarantees to the extent such Guarantees are permitted under Section 6.01; and

(k) any other Restricted Payment if such Restricted Payment is made at a time when an Event of Default is not continuing; provided that, (i) any Restricted Payment made within 60 days after the date of declaration thereof shall be permitted under this clause (k) if, on the date of declaration of such Restricted Payment, no Event of Default was continuing and (ii) this clause (k) shall be subject to Section 1.14.

SECTION 6.05 Investments. Holdings will not, and will not permit any of its Subsidiaries to, make or permit to exist any Investments, other than:

(a) Investments by Holdings or any Subsidiary thereof in cash and Cash Equivalents;

(b) loans or advances to officers, directors, consultants and employees of Holdings and the Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings, provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity, and (iii) for purposes not described in the foregoing subclauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $25,000,000;

(c) (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and (ii) Investments (including debt obligations and Equity Interests) received in satisfaction or partial satisfaction thereof of royalty receivables from financially troubled account debtors;

(d) Investments in Swap Agreements in the ordinary course of business;

(e) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(f) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(g) Investments in the ordinary course of business consisting of the licensing or contribution of intellectual property pursuant to development, marketing or manufacturing agreements or arrangements or similar agreements or arrangements with other Persons;

(h) advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;

(i) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings;

(j) Permitted Bond Hedge Transactions which constitute Investments;

(k) Investments by Holdings or any Subsidiary thereof in Holdings or any other Subsidiary thereof, except that Investments in any Permitted FinCo shall be limited to the purposes contemplated by the definition of Permitted Activities;

(l) Investments in any Subsidiary of Holdings, the proceeds of which are used to satisfy milestone payments, installment payments, royalty or revenue sharing payments and payments of research and development expenses and acquire Royalty Assets;

(m) the performance of payment and other obligations under Guarantees to the extent such Guarantees are permitted under Section 6.01; and

(n) any other Investment if such Investment is initially made at a time when an Event of Default is not continuing; provided that, (i) any Investment existing prior to the continuation of an Event of Default (and any modification, renewal or extension thereof that does not increase the amount of the original Investment except by the terms of such Investment) shall be permitted pursuant to this clause (n), including, without limitation, investments in the SLP Interests and any other Investment existing as of the Effective Date and (ii) this clause (n) shall be subject to Section 1.14.

Notwithstanding the foregoing, Investments by Holdings or any Subsidiary thereof in RP Investments and its Subsidiaries shall be permitted under this Section 6.05 only to the extent permitted under Section 6.08; provided that, this sentence shall automatically cease to apply if RP Investments becomes a direct or indirect wholly-owned Subsidiary of the Borrower.

SECTION 6.06 Financial Covenants.

(a) Consolidated Leverage Ratio. Holdings will not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of Holdings (commencing with the fiscal quarter ending September 30, 2021) to be greater than 4.00 to 1.00; provided that upon the Administrative Agent’s receipt of a QMA Notice and subject to the limitations set forth in the definition of Qualifying Material Acquisition, such ratio shall be increased by 0.50 to 1.00 for the four consecutive fiscal quarters ended immediately after the applicable Consummation Date; provided, further, that (x) if the Consummation Date is the last day of a fiscal quarter, subject to clause (y), the increased ratio set forth above shall apply as of such date and the three consecutive immediately following fiscal quarters and (y) if the applicable QMA Notice Date occurs after the date on which the financial statements for the fiscal quarter (or, if applicable, fiscal year) ended immediately after (or, if applicable, on) the applicable Consummation Date are due pursuant to Sections 5.01(a) or (b), such increased ratio shall only apply for the three consecutive fiscal quarters ended immediately after such initial fiscal quarter ended immediately after (or, if applicable, on) the applicable Consummation Date; provided, further, that (i) such increase in the Consolidated Leverage Ratio shall be limited to three uses (plus one additional time following an extension of the Revolving Credit Maturity Date pursuant to an Extended Revolving Commitment) and (ii) there must be at least two consecutive fiscal quarters not subject to such increase in the Consolidated Leverage Ratio between such uses.

(b) Consolidated Coverage Ratio. Holdings will not permit the Consolidated Coverage Ratio as of the last day of any fiscal quarter of Holdings (commencing with the fiscal quarter ending September 30, 2021) to be less than 2.50 to 1.00.

SECTION 6.07 Holding Companies. ~~RPI 2019 ICAV and any other~~Any holding company Subsidiary of Holdings ~~(other than the Borrower)~~ that directly or indirectly owns the Equity Interests of ~~RPI 2019~~the Borrower will not engage in any business or activity other than (a) Permitted Activities and (b) ~~in the case of (x) any such holding company Subsidiary of Holdings that directly or indirectly owns the Equity Interests of the Borrower or (y) any Permitted FinCo,~~ the incurrence or issuance of Funded Debt, and the granting of Liens on any Property thereof to secure Funded Debt, to the extent permitted under this Agreement.

SECTION 6.08 RP Investments.

(a) The Borrower will not permit RP Investments and its Subsidiaries to (a) create, incur, assume or permit to exist any indebtedness for borrowed money ~~not~~, other than any such indebtedness (i) existing on the Effective Date or (ii) described in the Amendment No. 3 Final Structure, (b) create or suffer to exist any Lien on any Property or asset now owned or hereafter acquired by any of them securing Funded Debt, other than Liens (i) existing on the Effective Date or (ii) described in the Amendment No. 3 Final Structure or (c) engage in any material business activity other than Permitted Activities or own any material assets other than assets owned on the Effective Date or assets acquired pursuant to Permitted Activities.

(b) Holdings and its Subsidiaries (other than RP Investments and its Subsidiaries) shall not make any Investments in RP Investments and its subsidiaries, other than (i) Investments existing as of the Effective Date, (ii) Investments in RP Investments or any Subsidiary thereof, the proceeds of which are used to satisfy its pro rata portion of milestone payments, installment payments, royalty or revenue sharing payments and payments of research and development expenses and acquired Royalty Assets, in each case with respect to contractual obligations of RP Investments or such Subsidiary existing on the Effective Date, (iii) Investments in the ordinary course of business incidental or reasonably incidental to Permitted Activities ~~and~~, (iv) Investments by RPI 2019 or any direct or indirect parent company thereof in the form of any purchase or other acquisition of additional beneficial interests in RP Investments or (v) Investments contemplated by the Amendment No. 3 Restructuring Transactions or any Investments in connection with a Specified New RP Transaction.

(c) The Borrower shall, at all times, directly or indirectly, own at least the percentage of beneficial interests in RP Investments so held, indirectly, by the Borrower as of the Effective Date.

(d) Notwithstanding the foregoing, the obligations and restrictions set forth in this Section 6.08 shall automatically cease to apply if RP Investments becomes a direct or indirect wholly-owned Subsidiary of the Borrower.

Notwithstanding anything to the contrary in this Article VI, the consummation of any of the Amendment No. 3 Restructuring Transactions shall be deemed permitted under, and shall be deemed to not constitute a failure to perform or observe any term, covenant or agreement contained in, this Article VI (other than in respect of Section 6.06).

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (each an “Event of Default”) shall occur and be continuing at any time on and from the Effective Date:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure to pay interest shall continue unremedied for a period of three (3) Business Days, or such failure to pay any fee or any other amount shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Holdings or any Subsidiary thereof in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document required to be delivered in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform (i) any covenant, condition or agreement contained in Section 5.03(i) (as to the Borrower’s or Holdings’ existence), Section 5.02(a), Section 5.12 or Article VI or (ii) the covenant contained in Section 5.10 and such failure shall continue unremedied for a period of five (5) Business Days (or such longer period as the Administrative Agent shall agree in its reasonable discretion);

(e) any Loan Party, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;

(f) (i) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Funded Debt (other than any Swap Agreement), when and as the same shall become due and payable, or if a grace period shall be applicable to such payment under the agreement or instrument under which such Funded Debt was created, beyond such applicable grace period; or (ii) the occurrence under any Swap Agreement of an “early termination date” (or equivalent event) of such Swap Agreement resulting from any event of default or “termination event” under such Swap Agreement as to which any Loan Party or any Subsidiary is the “defaulting party” or “affected party” (or equivalent term) and, in either event, the termination value with respect to any such Swap Agreement owed by any Loan Party or any Subsidiary as a result thereof is greater than $100,000,000 and any Loan Party or any Subsidiary fails to pay such termination value when due after applicable grace periods;

(g) Holdings or any Subsidiary thereof shall default in the performance of any obligation in respect of any Material Funded Debt or any “change of control” (or equivalent term) shall occur with respect to any Material Funded Debt, in each case, that results in such Material Funded Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after giving effect to any applicable grace period) the holder or holders of such Material Funded Debt or any trustee or agent on its or their behalf to cause such Material Funded Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than solely in Qualified Equity Interests); provided that this clause (g) shall not apply to (i) secured Funded Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Funded Debt or as a result of a casualty event affecting such property or assets; or (ii) any “change of control” put arising as a result of any acquisition of any Acquired Entity or Business or any of its subsidiaries so long as any such Funded Debt that is put in accordance with the terms of such Funded Debt is paid as required by the terms of such Funded Debt;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, moratorium, bankruptcy, dissolution or other relief in respect of any Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, trustee in bankruptcy or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, moratorium, bankruptcy, dissolution or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, trustee in bankruptcy or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any Material Subsidiary shall become generally unable, admit in writing its inability generally or fail generally to pay its debts as they become due;

(k) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent due and payable and not covered by insurance as to which the relevant insurance company has not denied coverage) shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of sixty (60) consecutive days during which execution shall not be paid, bonded or effectively stayed;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur; or

(n) at any time any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.03) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any further liability or obligations under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Loan Document, in each case with respect to a material provision of any such Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and any obligation of an Issuing Bank to make L/C Credit Extensions, and thereupon the Commitments and such obligations shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, and (iii) require that the Borrower Cash Collateralize the Letters of Credit in accordance with Section 2.05(g), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that in case of any event with respect to the Borrower described in clause (h), (i) or (j) of this Article, the Commitments and any obligation of an Issuing Bank to make L/C Credit Extensions shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, and the obligations of the Borrower to Cash Collateralize the Letters of Credit as aforesaid shall automatically become effective, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02 Application of Funds. After the exercise of remedies provided for in the preceding paragraph (or after the Loans have automatically become immediately due and payable and the Letters of Credit have automatically been required to be Cash Collateralized as set forth in the proviso to the preceding paragraph), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.05(g) and 2.22, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (other than Pari Bank Product Obligations) constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.14, 2.15, 2.16 and 2.18) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations (other than Pari Bank Product Obligations) constituting fees, indemnities and other amounts (other than principal, interest and fees in respect of Letters of Credit) payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Banks and amounts payable under Sections 2.14, 2.15, 2.16 and 2.18), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations (other than Pari Bank Product Obligations) constituting accrued and unpaid fees in respect of Letters of Credit and interest on the Loans, L/C Borrowings, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and amounts then owing Pari Bank Product Obligations, ratably among the Lenders, the Issuing Banks, the Pari Bank Product Providers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the applicable Issuing Bank, to Cash Collateralize that portion of the Letters of Credit comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Section 2.05;

Sixth, to all other Obligations; and

Last, the balance, if any, to the Borrower or as otherwise required by Law.

Subject to Section 2.05, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, the Pari Bank Product Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Pari Bank Product Provider. Each Pari Bank Product Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

(a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII and Article XI are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither Holdings nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any banking, trust, financial, advisory, underwriting or other kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.

(c) The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its or their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arrangers and their respective Related Parties, as applicable, (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or by the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein; (d) shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment, and the Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default thereof is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank; and (e) shall not be responsible for or have any duty or obligation to any Lender, any Issuing Bank, any Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the

Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(f) (i) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(ii) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(iii) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, of the appointment of a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.16(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Loan Parties to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII, Article XI and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(iv) Any resignation by Bank of America as Administrative Agent pursuant to this clause (f) shall also constitute its resignation as an Issuing Bank. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Obligations in respect of Letters of Credit with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c). Upon the appointment by the Borrower of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender and shall expressly agree to assume such role), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g) Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or any Issuing Bank as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Bank represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or other Issuing Bank or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or other Issuing Bank or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. As of the date it becomes a Lender or an Issuing Bank, as applicable, party hereto, each Lender and each Issuing Bank represents and warrants that (i) it is the intention of such Lender or such Issuing Bank, as applicable, that the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

(h) [Reserved].

(i) The Lenders and the Issuing Banks irrevocably agree that any Subsidiary Guarantor shall be automatically released from its obligations under the Guarantee Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by a Responsible Officer of the Borrower without further inquiry). Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required by Section 9.02) will confirm in writing the Administrative Agent’s authority to release the Guarantor from its obligations under the Guarantee Agreement pursuant to this paragraph (i). The Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of the Guarantor from its obligations under the Guarantee Agreement.

(j) Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

(k) The Administrative Agent and each Arranger hereby informs the Lenders and the Issuing Banks that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (x) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (y) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (z) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(l) Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Issuing Bank (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative

Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent or any Issuing Bank to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE INFORMATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of such Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower (with respect to the notice address for the Loan Parties), the Administrative Agent and any Issuing Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Issuing Banks. In addition, each Lender agrees to notify the

Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or any of their securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Letter of Credit Applications and Borrowing Requests) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Loan Party shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Loan Party unless due to such Person’s gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as otherwise set forth in this Agreement or any other Loan Document (with respect to such Loan Document), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and acknowledged by the Administrative Agent or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender directly affected thereby, it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender, (ii) reduce the principal amount of any Loan or L/C Advance or reduce the rate of interest or premium thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of “Consolidated Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate; provided that only the consent of the Required Lenders shall be necessary to amend Section 2.12(f) or to waive any obligation of the Borrower to pay interest at the rate set forth therein, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Advance, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest, (iv) change (A) Section 7.02 or (B) Section 2.17(b) or (c) or Section 2.08(c) in a manner that would alter the pro rata sharing or application of payments or the pro rata application of commitment reductions required thereby, without the written consent of each Lender directly affected thereby, (v) change any of the provisions of this Section, the definition of “Required Lenders” or the definition of “Alternative Currencies” (or any of the provisions of Section 1.08) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender or (vi) release all or substantially all of the Guarantors from their obligations under any Guarantee Agreement, without the consent of each Lender; provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or the relevant Issuing Bank, as the case may be and (2) the Administrative Agent and the Borrower may, with the consent of the other but without the consent of any other Person, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical or technical error, mistake, defect or inconsistency (or to conform any other Loan Document to be consistent with the requirements of this Agreement). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder which does not require the consent of each affected Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of less than all affected Lenders).

Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Exposures and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their relevant Affiliates within 30 days of a written demand therefor, including the reasonable and documented fees, charges and disbursements of a single counsel for the Arrangers, the Administrative Agent, and the Issuing Bank collectively (and, if necessary, one local counsel in each relevant material jurisdiction and regulatory counsel), in connection with the syndication of the credit facilities provided for herein, preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the relevant Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of a single counsel (and, if necessary, one local counsel in each relevant material jurisdiction, regulatory counsel and in the case of any conflict of interest, one additional counsel for group of similarly situated persons taken as a whole, limited to one such additional counsel and one local counsel in each relevant material jurisdiction), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall, without duplication, indemnify the Administrative Agent, the Arrangers, each Issuing Bank, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including the reasonable and documented fees, charges and disbursements of a single counsel for the Indemnitees taken as a whole (and, if necessary, one local counsel in each relevant material jurisdiction and in the case of any conflict of interest, one additional counsel for group of similarly situated Indemnitees taken as a whole, limited to one such additional counsel and one local counsel in each relevant material jurisdiction), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) [reserved], or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether brought by the Borrower, its equityholders or any third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its officers, directors, employees, Affiliates or controlling Persons (such persons, the “Related Indemnitee Parties”), (B) the material breach of this Agreement or any other Loan Document by such Indemnitee or any of its Related Indemnitee Parties or (C) any dispute solely among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any Issuing Bank, in each case in its capacity as such) and not arising out of any act or omission of the Borrower or any of its Affiliates.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the relevant Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable Laws, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto and any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that this clause (d) shall in no way limit the Borrower’s indemnification obligations set forth in this Section 9.03. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor; provided, however, that an Indemnitee shall promptly refund and return any amount received under this Section 9.03 to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.03.

(f) This Section 9.03 shall not apply to Taxes, except for Taxes which represent costs, losses, claims, etc. with respect to a non-Tax claim.

SECTION 9.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 9.04, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 9.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 9.04 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Disbursement) at the time owing to it) (each such assignee being a “New Lender”); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment of the Class being assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of any Class of Loans or commitments provided hereunder and any other Class of Loans or Commitment provided hereunder on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless an Event of Default pursuant to clause (a), (b), (h), (i) or (j) of Section 7.01 has occurred and is continuing at the time of such assignment or the assignment is made to a Lender or to a Lender’s Affiliate; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment unless the assignment is to a Lender or its Affiliate; and

(C) the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by Section 2.16(f).

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or to any Person that would constitute a “Defaulting Lender” upon becoming a Lender hereunder, (B) to any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons) or (C) to any Loan Party or any Loan Party’s Affiliates or Subsidiaries.

(vi) Assignment to Certain Persons Only. Assignments may be made only to Eligible Banks and Approved Funds.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Agent and the Borrower, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) and interest thereon of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or Issuing Bank, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant” or a “New Lender”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Disbursements) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.02(b)(i) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section, provided that the Participant shall only be entitled to the benefits of Section 2.16 in respect of UK Tax Deduction if the effect of the participation is to make the Participant the beneficial owner for relevant tax purposes of the interest paid by the Borrower. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Sections 2.17 and 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest thereon of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to comply with United Kingdom withholding Tax rules or to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and/or 1.163-5 of the United States Treasury Regulations and/or Section 1.163-5 of the proposed United Sates Treasury Regulations (and in each case, including any successor provision thereto). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon New Lender Rights.

(i) Subject to Section 9.04(e)(ii) below, if:

(A) a Lender assigns, transfers, sells, pledges or assigns a security interest in any of its rights or obligations under this Agreement or changes its Lending Office; and

(B) as a result of circumstances existing at the date the assignment, transfer, sale, pledge, assignment of the security interest or change occurs, a Loan Party would be obliged to make a payment to the New Lender or Lender acting through its new Lending Office under Section 2.14 or Section 2.16, then the New Lender or Lender acting through its new Lending Office is only entitled to receive payment under those Sections to the same extent as the Lender acting through its previous Lending Office would have been if the assignment, transfer, sale, pledge, assignment of the security interest or change had not occurred, provided that the forgoing limitation shall not apply in respect of a UK Tax Deduction where the assignment, transfer, sale or pledge is made to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.16(f)(iii) if the Borrower making the payment has not filed a duly completed HM Revenue & Customs’ Form DTTP2 in respect of such Treaty Lender in accordance with such Section 2.16(f)(iii).

(ii) A New Lender shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or results from a Change in Law after the sale of such participation, provided that the forgoing limitation shall not apply in respect of a UK Tax Deduction where the participation is made to a Participant that would be a Treaty Lender if it were a Lender hereunder and that has provided its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.16(f)(iii) as if it were a Lender, if the Borrower making the payment has not filed a duly completed HM Revenue & Customs’ Form DTTP2 in respect of such Participant in accordance with such Section 2.16(f)(iii) as if the Participant were a Lender. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 as though it were a Lender, provided that the foregoing limitation shall not apply in respect of a UK Tax Deduction.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank (each such pledgee or assignee being a “New Lender”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as Issuing Bank after Assignment. Notwithstanding anything to the contrary contained herein, if at any time an Issuing Bank assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, such Issuing Bank may upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder (which successor shall expressly agree to assume such role); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Issuing Bank as an Issuing Bank. If an Issuing Bank resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as Issuing Bank and all L/C Disbursements with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c)). Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning Issuing Bank to effectively assume the obligations of such Issuing Bank with respect to such Letters of Credit.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.14); (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (which indemnity or similar payment obligation shall be retained by the Granting Lender); and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (x) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (y) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

SECTION 9.05 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any signature to this Agreement may be delivered by facsimile, electronic mail (including “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff.

(a) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any of and all the Obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(b) To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby).

(b) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of the foregoing in any way related to this Agreement in any forum other than the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The foregoing shall not affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) The Borrower and Holdings each appoint RP Management, LLC at 110 East 59th Street, Suite 3300, New York, NY 10022 as its agent for service of process with respect to any matters relating to this Agreement or any other Loan Document. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it or any of its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that (other than in the case of any disclosure to a regulator or examiner during an examination) to the extent practicable and permitted by law, the Administrative Agent or such Lender, Issuing Bank or Related Party, as applicable, shall notify the Borrower prior to such disclosure so that the Borrower may seek, at the Borrower’s sole expense, a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.19 or 2.21 or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction or to any credit insurance provider, in each case relating to a Loan Party and its obligations, this Agreement or payments hereunder, (g) with the consent of any Loan Party, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party, (i) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender (provided that, prior to any such disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential Information relating to the Loan Parties), (j) in customary disclosure about the terms of the financing contemplated hereby in the ordinary course of business to market data collectors and similar service providers to the loan industry for league table purposes or (k) on a confidential basis to (i) the provider of any Platform or other electronic delivery service used by the Administrative Agent or any Issuing Bank to deliver Borrower Materials or notices to the Lenders, (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (iii) other service providers to the Administrative Agent, the Lenders and the Issuing Banks in connection with the administration of this Agreement, the other Loan Documents and the Borrowings hereunder. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding the foregoing, the Administrative Agent, any Arranger and any Lender may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.

Each of the Administrative Agent, the Lenders and the Issuing Banks acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 9.13 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

SECTION 9.14 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum

Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15 No Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower and each other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16 Electronic Execution of this Agreement and Other Documents.

(a) The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including this Agreement, any other Loan Document, Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(b) This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the parties hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the applicable party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such party enforceable against such party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Loan Parties, the Administrative Agent and each of the Lenders and the Issuing Banks of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Loan Parties, the Administrative Agent and each of the Lenders and the Issuing Banks may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Loan Parties, the Administrative Agent and each of the Lenders and the Issuing Banks shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any party hereto without further verification and (ii) upon the request of the Administrative Agent, any Lender or any Issuing Bank, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 9.17 Joint and Several. The Obligations under the Loan Documents may be enforced by the Administrative Agent and the Lenders against the Borrower or any Loan Party or all Loan Parties in any manner or order selected by the Administrative Agent or the Required Lenders in their sole discretion. The Borrower and each Loan Party hereby irrevocably waives (i) any rights of subrogation and (ii) any rights of contribution, indemnity or reimbursement, in each case, that it may acquire or that may arise against any other Borrower or any other Loan Party due to any payment or performance made under this Agreement, in each case until all Obligations shall have been fully satisfied.

SECTION 9.18 Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.17(c)), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.17(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 9.19 [reserved]

SECTION 9.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such

Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.22 Effect of Amendment and Restatement.

(a) On and as of the Effective Date, the Existing Credit Agreement (including Schedule 2.01 thereto) shall be amended, restated and superseded in its entirety by this Agreement (including Schedule 2.01 hereto). The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment or reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement as in effect prior to the Effective Date) and (ii) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Each reference to the “Agreement”, “Credit Agreement” or “Loan Agreement” in any Loan Document (or in any fronting fee letter referred to in Section 2.11(b) hereof and executed in connection with the Existing Credit Agreement (an “Existing Fronting Fee Letter”)), shall be deemed to be a reference to this Agreement.

(b) Each party hereto acknowledges and agrees that the Revolving Commitment of any Lender under the Existing Credit Agreement consenting to and executing this Agreement but not listed as having a Revolving Commitment following the amendment and restatement of this Agreement on the Effective Date on Schedule 2.01 hereto (each, an “Exiting Lender”) shall be reduced to zero and such Exiting Lender shall have no obligation to provide Loans under this Agreement from and after the Effective Date, notwithstanding anything in the Existing Credit Agreement.

(c) Holdings hereby confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such term is defined under the applicable Loan Document). Each of the Borrower and Holdings acknowledges and agrees that any of the Loan Documents to which it is a party or is otherwise bound (together with any Existing Fronting Fee Letter) shall continue in full force and effect and that all of its obligations thereunder shall be valid, enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limited creditors’ rights generally or by equitable principles) and, ratified and confirmed in all respects and shall not be impaired or limited by the execution or effectiveness of this Agreement.

ARTICLE X

GUARANTEE

SECTION 10.01 Guarantee. Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent for its benefit and for the benefit of the Lender Parties, and their permitted indorsees, transferees and assigns, the prompt and complete payment and performance of the Obligations. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 10.01 or affecting the rights and remedies of the Administrative Agent or any other Lender Party hereunder. The guarantee contained in this Section 10.01 shall remain in full force and effect until all the Obligations (other than contingent indemnification and contingent expense reimbursement obligations) shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been Cash Collateralized, so that it is fully secured to the satisfaction of the Administrative Agent (or has been backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) and the Commitments shall be irrevocably terminated, notwithstanding that from time to time any Loan Party may be free from any of the Obligations. Except as provided in Section 10.12, no payment made by any of the Guarantors, any other Loan Party or any other Person or received or collected by the Administrative Agent or any Lender from any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the

Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full in cash, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been Cash Collateralized so that it is fully secured to the satisfaction of the Administrative Agent (or has been backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) and the Commitments are irrevocably terminated. Notwithstanding any other term of this Article X, (i) the guarantee in this Article X and any other obligations (including any joint and several liability for any obligations) of Holdings under the Loan Documents shall not apply to any liability to the extent that it would result in the guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the United Kingdom Companies Act 2006 and (ii) the maximum liability of each Guarantor hereunder and under the other Loan Documents in respect of the Obligations shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable Federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 10.02).

SECTION 10.02 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.03. The provisions of this Section 10.02 shall in no respect limit the obligations and liabilities of any Loan Party to the Administrative Agent and the Lender Parties, and each Guarantor shall remain liable to the Administrative Agent and the Lender Parties for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.03 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Lender Party, no Guarantor shall seek to enforce any right of subrogation in respect of any of the rights of the Administrative Agent or any other Lender Party against any Loan Party or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Lender Party for the payment of the Obligations, nor shall any Guarantor seek any contribution or reimbursement from any other Loan Party in respect of payments made by such Guarantor under this Article X, until all amounts owing to the Administrative Agent and the other Lender Parties by the Loan Parties on account of the Obligations are paid in full, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been Cash Collateralized so that it is fully secured to the satisfaction of the Administrative Agent (or has been backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) and the Commitments are irrevocably terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Lender

Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. For the avoidance of doubt, nothing in the foregoing agreement by the Guarantor shall operate as a waiver of any subrogation rights.

SECTION 10.04 Amendments, etc., with Respect to the Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Loan Party and without notice to or further assent by any Loan Party, any demand for payment of any of the Obligations made by the Administrative Agent or any other Lender Party may be rescinded by the Administrative Agent or such Lender Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Lender Party, and this Agreement and the other Loan Documents, any other documents executed and delivered in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Lender Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

SECTION 10.05 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Lender Party upon the guarantee contained in this Article X or acceptance of the guarantee contained in this Article X; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article X; and all dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent and the other Lender Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article X. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article X, to the fullest extent permitted by applicable Laws, shall be construed as a continuing, absolute and unconditional guarantee of payment (and not of collection) without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Lender Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any other Lender Party, (c) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any of the Obligations or the Administrative Agent or any other Lender Party’s rights with respect thereto or (d) any other circumstance whatsoever (with or without notice to or knowledge of such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Guarantor under the guarantee contained in this Article X, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Lender Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Lender Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 10.06 Reinstatement. Subject to Section 5.09 and Section 10.12, this Guarantee Agreement is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations (other than contingent indemnification and contingent expense reimbursement obligations) and any other amounts payable under this Guarantee Agreement are indefeasibly paid in full in cash and the Revolving Commitments with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guarantee Agreement shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Lender Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lender Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lender Parties are in possession of or have released this Guarantee Agreement and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guarantee Agreement.

SECTION 10.07 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guarantee whether or not the Borrower or any other Person or entity is joined as a party.

SECTION 10.08 Payments. All payments by each Guarantor under this Guarantee Agreement shall be made in the manner, at the place and in the currency for payment required by this Agreement and the other Loan Documents; provided, however, that (if the currency for payment required by this Agreement is other than Dollars) such Guarantor may, at its option (or, if for any reason whatsoever such Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Administrative Agent at the Administrative Agent’s Office the Dollar Equivalent of the amount of such Obligations together with any other amounts due pursuant to Section 2.15. In any case in which a Guarantor makes or is obligated to make payment in Dollars, such Guarantor shall hold the Administrative Agent harmless from any loss incurred by the Administrative Agent arising from any change in the value of Dollars in relation to the currency for payment required by this Agreement between the date the Obligation becomes due and the date the Administrative Agent is actually able, following the conversion of the Dollars paid by such Guarantor into the currency for payment required by this Agreement and remittance of such currency to the place where such Obligation is payable, to apply such payment to such Obligation. The obligations of each Guarantor hereunder shall not be affected by any acts of any legislative body or Governmental Authority affecting such Guarantor or the Borrower, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of such Guarantor’s or the Borrower’s property, or by economic, political, regulatory or other events in the countries where such Guarantor or the Borrower is located.

SECTION 10.09 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to each Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Lender Parties or resulting from such Guarantor’s performance under this Guarantee Agreement, to the indefeasible payment in full in cash of all Obligations; provided, however, that the foregoing subordination shall not be given effect until such time as the Lender Parties shall have made a request to the Borrower pursuant to the second sentence of this Section 10.09. At any time any Event of Default shall have occurred and be continuing, if the Lender Parties so request, any such obligation or indebtedness of any Loan Party to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Lender Parties and the proceeds thereof shall be paid over to the Lender Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such under this Guarantee Agreement.

SECTION 10.10 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Lender Parties.

SECTION 10.11 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as each such Guarantor requires, and that none of the Lender Parties has any duty, and each Guarantor is not relying on the Lender Parties at any time, to disclose to each such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information and any defense relating to the failure to provide the same).

SECTION 10.12 Releases. At such time as the Loans, the amounts owed to any Issuing Bank in respect of Letter of Credit and the other Obligations (other than contingent indemnification and contingent expense reimbursement obligations) shall have been paid in full, the Commitments have been terminated and either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been Cash Collateralized so that it is fully secured to the reasonable satisfaction of the Administrative Agent (or has been backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank), this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. The Guarantee of any Guarantor that is a Subsidiary of Holdings hereunder shall be released to the extent (and in the manner) expressly set forth in Section 5.09 or in the event such Guarantor ceases to be a Subsidiary in a transaction not prohibited by the terms of this Agreement.

SECTION 10.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of such Swap Obligations that are Pari Bank Products Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of the Commitments and payment in full of all Obligations (other than Pari Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made). Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 10.14 Bank Product Providers. Each Pari Bank Product Provider, by delivery of a notice to Administrative Agent of a Bank Product, agrees to be bound by the Loan Documents, including the second last paragraph of Section 5.01, Section 7.02 and this Section 10.14. Each Pari Bank Product Provider shall indemnify and hold harmless the Administrative Agent and its Related Parties, to the extent not reimbursed by the Loan Parties, against all claims that may be incurred by or asserted against the Administrative Agent and any of its Related Parties in connection with such provider’s Pari Bank Product Obligations to the same extent as a Lender’s obligations to indemnify the Administrative Agent and any of its Related Parties under Section 9.03(c).

ARTICLE XI

CERTAIN ERISA MATTERS

SECTION 11.01 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

ROYALTY PHARMA HOLDINGS LTD., as the Borrower

By:
Name:
Title:

Holdings:

ROYALTY PHARMA PLC, as Holdings

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A., individually as a Lender and as the Issuing Bank

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A., as the Administrative Agent

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

[•], as a Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

SCHEDULE 2.01

COMMITMENTS

Lenders	Commitment
2027 Revolving Commitments		—
The Bank of Nova Scotia		$110,000,000.00
2028 Revolving Commitments		—
Bank of America N.A.		$212,000,000.00
Citibank, N.A.		$212,000,000.00
Goldman Sachs Bank USA		$197,000,000.00
Goldman Sachs Lending Partners LLC		$15,000,000.00
JPMorgan Chase Bank, N.A.		$212,000,000.00
Morgan Stanley Bank N.A.		$212,000,000.00
TD Bank, N.A.		$212,000,000.00
DNB Capital LLC		$110,000,000.00
Société Générale SA		$110,000,000.00
~~TD Bank, N.A.~~Sumitomo Mitsui Banking Corporation	$	~~110,000,000.00~~99,000,000.00
~~The~~U.S. Bank ~~of Nova Scotia~~National Association	$	~~110,000,000.00~~99,000,000.00

Total	$	~~1,500,000,000.00~~1,800,000,000.00

Structure following RPS buyout and Restructuring (Simplified)

RPI Cayman & Delaware LP's
RPH (the Borrower)
RPM
General Partner
RPI IFP
82%
RPI 2019 ICAV
RPS, RPSFT, and the RPS Cayman and Delaware limited partnerships sold all of their assets to RPI 2019 ICAV.
The purchase price was distributed to the limited partners of the RPS Cayman and Delaware limited partnerships.
RPS, RPSFT, and the RPS Cayman and Delaware limited partnerships are dissolved.
RPI 2019 ICAV received all of the cash assets of the dissolved RPS entities, minus any liquidation expenses incurred by the RPS entities.
New Cayman GP
RPI IFP contributed 100% of its shares of RPI 2015 ICAV and units of RPI to New Cayman LP in exchange for 100% of its LP interests.
RPI 2019 IFT
New Cayman LP
General Partner
18%
RPMI
RPI IFP formed a new non-economic Cayman company to serve as the GP of the New Cayman LP
RPI 2015 ICAV
Manager
18%
82%
RPI
Through an intercompany agreement between RPI 2019 ICAV and RPIFT, RPI 2019 ICAV receives the economics associated with 20% of (i) the equity of RPCT and (ii) the profit participating note issued by RP IP HoldCo. This represents the RPS entities' former beneficial interest in RPCT and RP IP HoldCo's profit participating note.
RPIFT
RPCT distributed 100% of its shares of RP IP HoldCo, and 100% of RP IP HoldCo's profit participating note, to RPIFT.
RPI 2019 ICAV's buyout of RPSFT's 20% interest in RPCT was paid by RPI 2019 ICAV but effected through RPIFT acting as purchaser nominee for RPI 2019 ICAV. As a result, RPIFT now owns 100% of RPCT, of which 20% is held as nominee for RPI 2019 ICAV.
RPIFT holds 20% of the legal title to RP IP HoldCo's profit participating note as nominee for RPI 2019 ICAV (but RPIFT retains 100% of the shares of RP IP HoldCo).
RP IP HoldCo is now a partnership for tax purposes.
RPCT
RP IP Holdco
Key:
New Cayman LP: RPI Intermediate Cayman, LP
RP IP HoldCo: RP IP HoldCo (Ireland) Limited
RPCT: Royalty Pharma Collection Trust
RPH: Royalty Pharma Holdings Ltd.
RPI: Royalty Pharma Investments
RPI 2015 ICAV: Royalty Pharma Investments ICAV
RPI 2019 ICAV: Royalty Pharma Investments 2019 ICAV
RPI 2019 IFT: RPI 2019 Intermediate Finance Trust
RPI IFP: RPI Intermediate Finance Partnership
RPIFT: RPI Finance Trust
RPM: RP Management, LLC
RPMI: RP Management (Ireland) Limited
RPS: Royalty Pharma Select
RPSFT: RP Select Finance Trust

Structure following RPS buyout and Restructuring (Simplified)

RPI Cayman & Delaware LP's
RPH (the Borrower)
RPM
General Partner
RPI IFP
82%
RPI 2019 ICAV
RPI 2019 ICAV received all of the cash assets of the dissolved RPS entities, minus any liquidation expenses incurred by the RPS entities.
RPS, RPSFT, and the RPS Cayman and Delaware limited partnerships sold all of their assets to RPI 2019 ICAV.
The purchase price was distributed to the limited partners of the RPS Cayman and Delaware limited partnerships.
RPS, RPSFT, and the RPS Cayman and Delaware limited partnerships are dissolved.
RPI IFP contributed 100% of its shares of RPI 2015 ICAV and units of RPI to New Cayman LP in exchange for 100% of its LP interests.
New Cayman GP
RPI 2019 IFT
Through an intercompany agreement between RPI 2019 ICAV and RPIFT, RPI 2019 ICAV receives the economics associated with 20% of (i) the equity of RPCT and (ii) the profit participating note issued by RP IP HoldCo. This represents the RPS entities' former beneficial interest in RPCT and RP IP HoldCo's profit participating note.
New Cayman LP
18%
General Partner
RPMI
RPI 2015 ICAV
RPI IFP formed a new non-economic Cayman company to serve as the GP of the New Cayman LP
Manager
18%
82%
RPI
RPCT distributed 100% of its shares of RP IP HoldCo, and 100% of RP IP HoldCo's profit participating note, to RPIFT.
RPIFT
RPI 2019 ICAV's buyout of RPSFT's 20% interest in RPCT was paid by RPI 2019 ICAV but effected through RPIFT acting as purchaser nominee for RPI 2019 ICAV. As a result, RPIFT now owns 100% of RPCT, of which 20% is held as nominee for RPI 2019 ICAV.
RPIFT holds 20% of the legal title to RP IP HoldCo's profit participating note as nominee for RPI 2019 ICAV (but RPIFT retains 100% of the shares of RP IP HoldCo).
RPCT
RP IP Holdco
RP IP HoldCo is now a partnership for tax purposes.

Key:
New Cayman LP: RPI Intermediate Cayman, LP
RP IP HoldCo: RP IP HoldCo (Ireland) Limited
RPCT: Royalty Pharma Collection Trust
RPH: Royalty Pharma Holdings Ltd.
RPI: Royalty Pharma Investments
RPI 2015 ICAV: Royalty Pharma Investments ICAV
RPI 2019 ICAV: Royalty Pharma Investments 2019 ICAV
RPI 2019 IFT: RPI 2019 Intermediate Finance Trust
RPI IFP: RPI Intermediate Finance Partnership
RPIFT: RPI Finance Trust
RPM: RP Management, LLC
RPMI: RP Management (Ireland) Limited
RPS: Royalty Pharma Select
RPSFT: RP Select Finance Trust

SCHEDULE B

SCHEDULE 2.01

COMMITMENTS

Lenders	Commitment
2027 Revolving Commitments	—
The Bank of Nova Scotia	$110,000,000.00
2028 Revolving Commitments	—
Bank of America N.A.	$212,000,000.00
Citibank, N.A.	$212,000,000.00
Goldman Sachs Bank USA	$197,000,000.00
Goldman Sachs Lending Partners LLC	$15,000,000.00
JPMorgan Chase Bank, N.A.	$212,000,000.00
Morgan Stanley Bank N.A.	$212,000,000.00
TD Bank, N.A.	$212,000,000.00
DNB Capital LLC	$110,000,000.00
Société Générale SA	$110,000,000.00
Sumitomo Mitsui Banking Corporation	$99,000,000.00
U.S. Bank National Association	$99,000,000.00

Total	$1,800,000,000.00